Exhibit 10(ww)

EXECUTION COPY

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

Dated as of October 10, 2007

Among

ENERGY FUTURE COMPETITIVE HOLDING COMPANY,

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC,

THE SUBSIDIARY GUARANTORS

CITIBANK, N.A.,

as Administrative Agent

and Collateral Agent,

LEHMAN BROTHERS COMMODITY SERVICES INC.,

J. ARON & COMPANY,

MORGAN STANLEY CAPITAL GROUP INC.,

CITIGROUP ENERGY INC., and

each other Secured Commodity Hedge Counterparty

from time to time party hereto

and

any other Person that becomes a Secured Party pursuant hereto

7.4	Notice of Event of Default	32
7.5	Non-Reliance on Collateral Agent and Other Secured Parties	32
7.6	Collateral Agent in Individual Capacity	33
7.7	Successor Collateral Agents	33
7.8	Security Documents	34
7.9	Indemnification	34

SECTION 8.	Reliance; Waivers; Etc.	35

8.1	Reliance	35
8.2	No Warranties or Liability	36
8.3	Obligations Unconditional	36

SECTION 9.	Miscellaneous	36

9.1	Conflicts	36
9.2	Effectiveness; Continuing Nature of this Agreement; Severability	36
9.3	Amendments; Waivers	37
9.4	Voting	38
9.5	Information Concerning Financial Condition of the Borrower and its Subsidiaries	38
9.6	Submission to Jurisdiction	38
9.7	WAIVER OF JURY TRIAL	39
9.8	Notices	39
9.9	Further Assurances	39
9.10	APPLICABLE LAW	39
9.11	Binding on Successors and Assigns	39
9.12	Specific Performance	40
9.13	Headings	40
9.14	Counterparts	40
9.15	Authorization	40
9.16	No Third Party Beneficiaries	40
9.17	Provisions Solely to Define Relative Rights	40
9.18	Additional Guarantors	40
9.19	Permitted Secured Commodity Hedge and Power Sales Agreement	40
9.20	No Applicability to Instruments Not Secured by Collateral	40

EXHIBITS

Exhibit A	–	Form of Accession Agreement

COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT

This COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of October 10, 2007, is entered into by and among TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, a Delaware limited liability company (the “Borrower”), ENERGY FUTURE COMPETITIVE HOLDING* COMPANY, a Texas corporation (“US Holdings”), the Subsidiary Guarantors (as defined below), CITIBANK, N.A. (“Citibank”), in its capacity as collateral agent for the Secured Parties (as defined below) (in such capacity, and including its successors and assigns from time to time, the “Collateral Agent”), CITIBANK, N.A., as Administrative Agent (as defined below), LEHMAN BROTHERS COMMODITY SERVICES INC. (“Lehman Brothers Commodity Services”) in its capacity as a Secured Commodity Hedge Counterparty, J. ARON & COMPANY (“J. Aron”) in its capacity as a Secured Commodity Hedge Counterparty, MORGAN STANLEY CAPITAL GROUP INC. (“MS Capital”) in its capacity as a Secured Commodity Hedge Counterparty, CITIGROUP ENERGY INC. (“Citi Energy”) in its capacity as a Secured Commodity Hedge Counterparty, and the other Persons party hereto from time to time in accordance with the terms hereof.

RECITALS

WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of February 25, 2007 (the “Acquisition Agreement”), among TXU Corp., a Texas corporation, Texas Energy Future Holdings Limited Partnership, a Delaware limited partnership, and Texas Energy Future Merger Sub Corp., a Texas corporation, Texas Energy Future Merger Sub Corp. will merge with and into TXU Corp. (the “Merger”), with TXU Corp. surviving the Merger as a wholly-owned subsidiary of Texas Energy Future Holdings Limited Partnership;

WHEREAS, in order to finance, in part, the Merger, US Holdings, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Citibank, N.A., as administrative agent (in such capacity, and including its successors and assigns from time to time, the “Administrative Agent”) and as Collateral Agent, and the other agents and entities party thereto, are entering into a Credit Agreement, dated as of the date hereof (the “Credit Agreement”), which provides, among other things, for the borrowing of Loans and Posting Advances and the issuance of Letters of Credit, in each case for uses as contemplated by the Credit Agreement;

WHEREAS, the Borrower (as assignee of TXU Generation Development Company LLC) has entered into (i) an amended and restated Confirmation dated October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), each transaction confirmed pursuant to the foregoing, the ISDA Master Agreement incorporated by reference in such Confirmation and each related schedule, exhibit or annex attached to any of the foregoing, in each case with Lehman Brothers Commodity Services, Inc., in its capacity as a Secured Commodity Hedge Counterparty (the “Lehman Commodity Hedge Agreement”); (ii) an amended and restated Confirmation dated October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), each transaction confirmed pursuant to the foregoing, the ISDA Master Agreement incorporated by reference in such Confirmation and each related schedule, exhibit or annex attached to any of the foregoing, in each case with Citi Energy, in its capacity as a Secured Commodity Hedge Counterparty (the “Citi Commodity Hedge Agreement”); (iii) an amended and restated Confirmation dated October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), each transaction confirmed pursuant to the foregoing, an amended and restated ISDA Master Agreement dated as of August 28, 2006, the Amended and Restated MS ISDA Schedule dated as of February 23, 2007 thereto (as the same may be amended, restated, supplemented or otherwise modified from time to time), and each related schedule, exhibit or annex attached to any of the foregoing, in each case with MS Capital, in its capacity as a Secured Commodity Hedge Counterparty (the “MS Commodity Hedge Agreement”); and (iv) an amended and restated Confirmation dated October 10, 2007 (as the same may be amended, restated, supplemented or otherwise modified from time to time), each confirmation confirmed pursuant to the foregoing, the ISDA Master Agreement incorporated by reference in such Confirmation and each related schedule, exhibit or annex attached to any of the foregoing, in each case with J. Aron, in its capacity as a Secured Commodity Hedge Counterparty (the “J. Aron Commodity Hedge Agreement”, and collectively with the Lehman Commodity Hedge Agreement, the MS Commodity Hedge Agreement, and the Citi Commodity Hedge Agreement, the “Initial Secured Commodity Hedge and Power Sales Agreements”);

WHEREAS, US Holdings, the Borrower and the Subsidiary Guarantors may from time to time after the date hereof enter into additional Secured Commodity Hedge and Power Sales Agreements to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and the other applicable Financing Documents, in each case which may be secured on a first priority basis by the First Lien on all or a portion of the Collateral (as defined herein) pursuant to the terms of the Security Documents;

WHEREAS, US Holdings, the Borrower and the Subsidiary Guarantors may from time to time after the date hereof enter into additional agreements evidencing Indebtedness or other obligations to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and under the other applicable Financing Documents, in each case which may be secured on a first priority basis by the First Lien on all or a portion of the Collateral pursuant to the terms of the Security Documents;

WHEREAS, pursuant to the Guarantee, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Guarantee”), US Holdings and each Subsidiary Guarantor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the ratable benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations;

WHEREAS, pursuant to (a) the Security Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Security Agreement”), (b) the Pledge Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Pledge Agreement”) and (c) the other Security Documents, US Holdings (in the case of the Pledge Agreement), the Borrower and each Subsidiary Guarantor party thereto has granted a security interest on a first priority basis in the Collateral to secure the Secured Obligations;

WHEREAS, the Credit Agreement and the Initial Secured Commodity Hedge and Power Sales Agreements provide, among other things, that the parties thereto shall enter into this Agreement to, among other things, define the rights, duties, authorities and responsibilities of the Collateral Agent and the respective rights and remedies among the Secured Parties with respect to the Collateral; and

WHEREAS, in order to induce the Secured Parties to enter into the transactions contemplated by the Financing Documents, each of the parties hereto has agreed to the agency, intercreditor and other provisions set forth in this Agreement.

AGREEMENT

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Accession Agreement”: an Accession Agreement substantially in the form attached hereto as Exhibit A.

“Acquisition Agreement”: as defined in the recitals to this Agreement.

“Additional Obligations”: any Indebtedness or other obligations incurred by US Holdings, the Borrower or any Subsidiary Guarantor after the Closing Date and secured by a First Lien on all or a portion of the Collateral, in each case to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and the other applicable Financing Documents; provided that the holder of such Indebtedness or other obligations shall either be a party hereto or shall have executed and delivered to the Collateral Agent an Accession Agreement in accordance with Section 5.6 pursuant to which such holder has become a party to this Agreement and has agreed to be bound by the obligations of a “Secured Party” under the terms hereof.

“Administrative Agent”: as defined in the recitals to this Agreement.

“Affiliate”: shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise. The terms “controlling” and “controlled” shall have meanings correlative thereto.

“Agent”: the Collateral Agent or the Administrative Agent, as the context may require.

“Agreement”: this Collateral Agency and Intercreditor Agreement.

“Applicable Laws”: as to any Person, any law (including common law), statute, regulation, ordinance, rule, order, permit, registration, license, certification, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

“Available Amount”: with respect to any Letter of Credit, at any time, the maximum amount (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases periodically pursuant to the terms of such Letter of Credit) available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

“Bankruptcy Code”: Title 11 of the United States Code entitled “Bankruptcy”, as now and hereafter in effect, or any successor statute.

“Bankruptcy Law”: the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Big Brown Collateral”: the coal or lignite-fired electric generation facility located in Freestone Country, Texas, and owned by TXU Big Brown Company LP, a Texas limited partnership, and all associated fixtures, contracts, inventory, general intangibles, appurtenances and easements that are reasonably necessary to operate such facilities, and all proceeds therefrom, on which a Lien has been granted by the Borrower (or any affiliate thereof) to Secured Commodity Hedge Counterparties party to the Initial Secured Commodity Hedge and Power Sales Agreements to secure the obligations of the Borrower (or any affiliate thereof) thereunder.

“Borrower”: as defined in the preamble to this Agreement.

“Breakage Costs”: with respect to any Loan, any amount payable with respect to such Loan pursuant to Section 2.11 of the Credit Agreement.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing.

“Citi Commodity Hedge Agreement”: as defined in the preamble to this Agreement.

“Citi Pre-Closing Commodity Hedge Agreement”: means that certain Confirmation, dated as of April 26, 2007 (as the same was amended, restated, supplemented or otherwise modified on or before October 10, 2007), each transaction confirmed pursuant to the foregoing, an ISDA Master Agreement incorporated by reference in such Confirmation, and each related schedule, exhibit or annex attached to any of the foregoing, in each case between Generation Development Company LLC (f/k/a TXU Generation Development Company LLC) and Citi Energy.

“Citibank”: as defined in the preamble to this Agreement.

“Citi Energy”: as defined in the preamble to this Agreement.

“Collateral Agent”: as defined in the preamble to this Agreement.

“Commitments”: the commitment of any Lender Party to make Loans or Posting Advances or issue Letters of Credit under the Loan Documents.

“Commodity Hedge and Power Sales Secured Obligations”: with respect to any Secured Commodity Hedge and Power Sales Agreement and any related guaranty (but without duplication), as of any date of determination, the sum of (a) the outstanding amount (including Ordinary Course Settlement Payments and any Termination Payments) then due and owing by the Loan Parties to the relevant Secured Commodity Hedge Counterparty under such Secured Commodity Hedge and Power Sales Agreement plus (b) without duplication, any and all other obligations of any Loan Party of any kind thereunder, whether fixed or contingent, matured or unmatured as of such date of determination.

“Commodity Hedge Counterparty”: any Person (other than any Loan Party) that is a party to a Permitted Commodity Hedge and Power Sales Agreement.

“Commodity Hedge Covenants”: any covenant or similar term in any Secured Commodity Hedging and Power Sales Agreement that is identical to, or incorporates, is intended to incorporate or calls for incorporating by reference, a covenant or similar term in the Credit Agreement (but in the case of an identical covenant, only if such identical covenant was in the Credit Agreement on the Closing Date).

“Contractual Obligations”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Agreement”: as defined in the recitals to this Agreement, including as Refinanced pursuant to Section 5.3.

“DIP Financing”: as defined in Section 6.1.

“Discharge of Secured Obligations”: except to the extent otherwise expressly provided for in Section 5.3 and Section 6.2:

(a) payment in full in cash of (i) the outstanding principal amount of Loans and Posting Advances, (ii) Reimbursement Obligations with respect to amounts drawn under any Letter of Credit issued under the Loan Documents, (iii) interest (including, without limitation, interest accruing at the then applicable rate provided in the applicable Loan Document after the maturity of the Loans and Posting Advances or other relevant Secured Obligations and Post-Petition Interest) on all Indebtedness outstanding under the Loan Documents and (iv) commitment fees, letter of credit fees, participation fees, maintenance fees and breakage costs, due and payable or otherwise accrued under the Loan Documents;

(b) the termination or expiration of all (i) Commitments, if any, to extend credit (including the issuance of any Letter of Credit) that would constitute Secured Obligations, (ii) Secured Commodity Hedge and Power Sales Agreements, (iii) Secured Hedging Agreements, and (iv) Secured Cash Management Agreements;

(c) cancellation, termination or Cash Collateralization of all Letters of Credit issued and outstanding under the Loan Documents; and

(d) payment in full in cash of all other Secured Obligations that are then due and payable or otherwise accrued, including, without limitation, all Interest Expenses, outstanding Commodity Hedge and Power Sales Secured Obligations and all obligations outstanding under Secured Hedging Agreements and Secured Cash Managements Agreements and full and final payment and discharge of all other outstanding Secured Obligations, whether or not then due and payable (other than any inchoate indemnity obligations that expressly survive the termination of the underlying Financing Documents).

“Early Termination Event”: with respect to any Secured Commodity Hedge and Power Sales Agreement, the designation or occurrence of an “Early Termination Date” (as defined in such Secured Commodity Hedge and Power Sales Agreement) or the occurrence of any event of default (howsoever defined) under any Secured Commodity Hedge and Power Sales Agreement which results in the termination of such Secured Commodity Hedge and Power Sales Agreement.

“Eligible Hedge Voting Amount”: as of any date of determination with respect to any Secured Commodity Hedge and Power Sales Agreement: the greater of (i) the Floor Amount (if any) applicable to such Secured Commodity Hedge and Power Sales Agreement and (ii) an amount equal to (A) the Permitted Secured Hedge Amount (if any) applicable to such Secured Commodity Hedge and Power Sales Agreement at such time less (B) (to the extent no Other Credit Support Exception has occurred with respect to all or a portion thereof) the aggregate amount of Other Credit Support Amounts under any Other Credit Support issued or pledged in favor of the applicable Secured Commodity Hedge Counterparty to support the obligations of US Holdings, the Borrower and/or the Subsidiary Guarantors under such Secured Commodity Hedge and Power Sales Agreement.

“Event of Default”: (x) an “Event of Default” under and as defined in the Credit Agreement or (y) any Early Termination Event under any Secured Commodity Hedge and Power Sales Agreement with respect to which the Borrower or any other Loan Party is the “defaulting party” or “affected party”, as the case may be.

“Financing Documents”: shall mean, collectively (without duplication), each Loan Document, each Secured Commodity Hedge and Power Sales Agreement and any other agreement, document or instrument providing for or evidencing any Secured Obligations.

“First Lien”: a first priority Lien granted pursuant to the Security Documents to the Collateral Agent (for the benefit of the Secured Parties) on the Collateral to secure the Secured Obligations.

“Floor Amount”: shall mean (a) with respect to Citi Energy in respect of the Citi Commodity Hedge Agreement, an amount equal to $0, (b) with respect to Lehman Brothers Commodity Services in respect of the Lehman Commodity Hedge Agreement, an amount equal to $65,000,000, (c) with respect to J. Aron in respect of the J. Aron Commodity Hedge Agreement, an amount equal to $235,000,000, (d) with respect to MS Capital in respect of the MS Commodity Hedge Agreement, an amount equal to $320,000,000, and (e) with respect to any Secured Commodity Hedge and Power Sales Agreement entered into or modified after the date hereof (including, without limitation, any such agreement to which Citi Energy, Lehman Brothers Commodity Services, J. Aron or MS Capital is a party), the amount identified (if any) as the “Floor Amount” for such Secured Commodity Hedge and Power Sales Agreement in the Accession Agreement pursuant to which the Secured Commodity Hedge Counterparty party thereto shall become (or confirm its continuing status as) a party hereto, which Floor Amount shall be based on the potential exposure of the relevant Secured Commodity Hedge and Power Sales Agreement as determined by the parties thereto on an arms-length, good faith basis as reasonably calculated in a manner consistent with market practice or in the ordinary course of the counterparty’s business.

“General Commodity Hedge and Power Sales Agreement”: shall mean a “Commodity Hedging Agreement” as defined in the Credit Agreement as in effect on the Closing Date (without reference to any subsequent amendment, restatement, modification or Refinance).

“Guarantee”: as defined in the recitals to this Agreement.

“Initial Secured Commodity Hedge and Power Sales Agreements”: as defined in the recitals to this Agreement.

“Insolvency or Liquidation Proceeding”:

(a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Loan Party;

(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to a material portion of their respective assets;

(c) any liquidation, dissolution, reorganization or winding up of any Loan Party whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Loan Party.

“Interest Expense”: for any period, all interest, commitment fees, letter of credit fees, participation fees, maintenance fees and Breakage Costs in respect of outstanding Secured Obligations accrued, capitalized or payable during such period (whether or not actually paid during such period).

“Issuing Lender”: a “Letter of Credit Issuer” under and as defined in the Credit Agreement as in effect on the Closing Date (without reference to any subsequent amendment, restatement, modification or Refinance).

“J. Aron”: as defined in the preamble to this Agreement.

“J. Aron Commodity Hedge Agreement”: as defined in the preamble to this Agreement.

“J. Aron Pre-Closing Commodity Hedge Agreement”: means that certain Confirmation, dated as of February 23, 2007 (as the same was amended, restated, supplemented or otherwise modified on or before October 10, 2007), each transaction confirmed pursuant to the foregoing, an ISDA Master Agreement incorporated by reference in such Confirmation, and each related schedule, exhibit or annex attached to any of the foregoing, in each case between Generation Development Company LLC (f/k/a TXU Generation Development Company LLC) and J. Aron.

“Lehman Brothers Commodity Services”: as defined in the preamble to this Agreement.

“Lehman Commodity Hedge Agreement”: as defined in the preamble to this Agreement.

“Lehman Pre-Closing Commodity Hedge Agreement”: means that certain Confirmation, dated as of June 1, 2007 (as the same was amended, restated, supplemented or otherwise modified on or before October 10, 2007), each transaction confirmed pursuant to the foregoing, an ISDA Master Agreement dated as of June 1, 2007 (as the same was amended, restated, supplemented or otherwise modified on or before October 10, 2007), and each related schedule, exhibit or annex attached to any of the foregoing, in each case between Generation Development Company LLC (f/k/a TXU Generation Development Company LLC) and Lehman Brothers Commodity Services.

“Lender Party”: means each Lender, each Issuing Lender or the Swingline Lender, as the context may require.

“Lenders”: as defined in the recitals to this Agreement.

“Letter of Credit”: means a “Letter of Credit” as defined in and issued under the Credit Agreement.

“Lien”: any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease or license in the nature thereof); provided that in no event (a) shall an operating lease be deemed to be a Lien or (b) shall any netting or set-off arrangements under any Contractual Obligation otherwise permitted under the terms of this Agreement be deemed to be a Lien.

“Loan Documents”: means the “Credit Documents” as defined in the Credit Agreement as in effect on the Closing Date (without reference to any subsequent amendment, restatement, modification or Refinance).

“Loan Party”: means the Borrower, US Holdings and each Subsidiary Guarantor.

“Merger”: as defined in the recitals to this Agreement.

“Mortgages”: a collective reference to each mortgage, deed of trust and other document or instrument under which any Lien on real property owned or leased by any Loan Party is granted by a Loan Party to secure any Secured Obligations or under which rights or remedies with respect to any such Liens are governed, including, without limitation, the Mortgages (as defined in the Credit Agreement).

“MS Capital: as defined in the recitals to this Agreement.

“MS Commodity Hedge Agreement”: as defined in the recitals to this Agreement.

“MS Pre-Closing Commodity Hedge Agreement”: means (i) that certain amended and restated Confirmation, dated as of February 23, 2007 (as the same was amended, restated, supplemented or otherwise modified on or before October 10, 2007) (the “February 23, 2007 Confirmation”), each transaction confirmed pursuant to the foregoing, an amended and restated ISDA Master Agreement dated as of August 28, 2006, the Amended and Restated MS ISDA Schedule dated as of February 23, 2007 (as the same was amended, restated, supplemented or otherwise modified on or before October 10, 2007), and each related schedule, exhibit or annex attached to any of the foregoing, in each case between Generation Development Company LLC (f/k/a TXU Generation Development Company LLC) and MS Capital and (ii) the transactions between Luminant Energy Company LLC (f/k/a TXU Portfolio Management Company LP) and MS Capital listed in Schedule X to the February 23, 2007 Confirmation.

“New Administrative Agent”: as defined in Section 5.3.

“New Collateral Agent”: as defined in Section 5.3.

“New Debt Notice”: has the meaning set forth in Section 5.3.

“Ordinary Course Settlement Payments”: all regularly scheduled payments due under any Secured Commodity Hedge and Power Sales Agreement calculated in accordance with the terms of such Secured Commodity Hedge and Power Sales Agreement, including any “Settlement Amounts” under any Secured Commodity Hedge and Power Sales Agreement and any liquidated damages payments under any Secured Commodity Hedge and Power Sales Agreement which settle physically and including any Interest Expense due and payable by any of the Loan Parties in connection with any such regularly scheduled or liquidated damage payments, but excluding, for the avoidance of doubt any “Termination Payments” due and payable under any Secured Commodity Hedge and Power Sales Agreement.

“Other Credit Support”: with respect to any Secured Commodity Hedge and Power Sales Agreement, any (a) Letter of Credit or other letter of credit, (b) guaranty or (c) cash collateral issued or pledged, as applicable, in favor of any Secured Commodity Hedge Counterparty to the extent not shared among all Secured Parties and in each case to the extent permitted under the Credit Agreement and permitted (if addressed herein, or, otherwise, not prohibited) under all of the other applicable Financing Documents, to support the obligations of US Holdings, the Borrower or any Subsidiary Guarantor under such Secured Commodity Hedge and Power Sales Agreement (other than any such guaranty issued by a Loan Party, including the Guarantee) which in any case satisfies the requirements of such Secured Commodity Hedge and Power Sales Agreement with respect to Letters of Credit and other letters of credit, guaranties or cash, as applicable. For the avoidance of doubt, it is expressly understood and agreed that any separate insurance, credit default swap protection or other protection against loss arranged by any Secured Commodity Hedge Counterparty for its own account in respect of any Secured Obligations owed to it shall not be considered “Other Credit Support” hereunder.

“Other Credit Support Amount”: at any time, with respect to any Secured Commodity Hedge and Power Sales Agreement, the sum of the following, in each case to the extent constituting Other Credit Support: (a) the Available Amount of any Letter of Credit or other letter of credit issued in favor of the relevant Secured Commodity Hedge Counterparty to support the Obligations of the Loan Parties under such Secured Commodity Hedge and Power Sales Agreement (with such Available Amount being calculated at the amount then available to be drawn under the applicable Letter of Credit, notwithstanding anything to the contrary contained in the definition of Available Amount) plus (b) the undrawn amount of any guaranty issued in favor of the relevant Secured Commodity Hedge Counterparty to support the Obligations of the Loan Parties under such Secured Commodity Hedge and Power Sales Agreement (other than any such guaranty issued by a Loan Party, including the Guarantee) plus (c) the amount of any cash collateral pledged to the benefit of the relevant Secured Commodity Hedge Counterparty to support the Obligations of the Loan Parties under such Secured Commodity Hedge and Power Sales Agreement, and which, in each case, satisfies the requirements of such Secured Commodity Hedge and Power Sales Agreement with respect to Letters of Credit or other letters of credit, guaranties or cash, as applicable.

“Other Credit Support Exception”: (a) with respect to any Other Credit Support constituting a guaranty, the guarantor thereunder fails to make payment after receipt of a demand for payment thereunder made in accordance with the terms of such guaranty, within three Business Days of its receipt of such demand (or such longer period permitted for payment under such guarantee) and (b) with respect to any Other Credit Support constituting a Letter of Credit or other letter of credit, the occurrence and continuance of any of the following: (i) a restraint or injunction shall be threatened or pending against the issuer of such Letter of Credit or other letter of credit or the Secured Commodity Hedge Counterparty that is the beneficiary thereof that restrains or limits or seek to restrain or limit a draw upon, or the application of proceeds from, such Letter of Credit or such other letter of credit prior to, concurrent with, or following such draw or application, (ii) the issuing bank of such Letter of Credit or such other letter of credit shall be subject to an Insolvency Proceeding, or (iii) the issuing bank shall have disavowed, repudiated or dishonored its obligations under such Letter of Credit or such other letter of credit after, if applicable, delivery to such issuing bank of a conforming draw request thereunder.

“Outstanding Amount”: means, with respect to any Financing Document, at any time, an amount equal to the sum of, without duplication, (a) the aggregate principal amount of the Loans outstanding under such Financing Document at such time plus (b) the Applicable Posting Facility Amount at such time plus (c) the excess of (x) the aggregate Available Amount of all Letters of Credit (other than Deposit Letters of Credit) issued under such Financing Document and outstanding at such time over (y) any cash collateral referred to in Section 5.5(b) then held in respect of any Letters of Credit plus (d) the aggregate amount of all outstanding unexpired Commitments to extend credit that which, when funded or issued, would constitute Loans, Posting Advances or Letters of Credit, at such time; provided, however, that if any Lender shall be a “Defaulting Lender” howsoever defined in the relevant Financing Document at such time, there shall be excluded from the determination of the “Outstanding Amount” under such Financing Document: (i) the aggregate principal amount of Loans and Posting Advances owing to such Lender, (ii) such Lender’s pro rata share of the aggregate Available Amount of all Letters of Credit issued under such Financing Document and (iii) such Lender’s pro rata share of the outstanding Commitments to extend credit that which, when funded would constitute Loans, Posting Advances or Letters of Credit, at such time.

“Permitted Commodity Hedge and Power Sales Agreement”: (a) each Initial Secured Commodity Hedge and Power Sales Agreement and (b) any other General Commodity Hedge and Power Sales Agreement entered into from time to time by the Borrower or any of its Restricted Subsidiaries to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the Credit Agreement and the other applicable Financing Documents at the time it is entered into.

“Permitted Secured Hedge Amount”: with respect to any Secured Commodity Hedge and Power Sales Agreement and any related guaranty (but without duplication), as of any date of determination, the full amount of all obligations of every nature outstanding and then owed to the Secured Commodity Hedge Counterparty under such Secured Commodity Hedge and Power Sales Agreement as of such date of determination (including any outstanding Ordinary Course Settlement Payments and Termination Payments), together with (without duplication) any and all other obligations of any Loan Party of any kind thereunder, whether fixed or contingent, matured or unmatured as of such date of determination; provided, that for purposes of calculating the “Eligible Hedge Voting Amount” or “Permitted Secured Hedge Amount” in respect of any Secured Commodity Hedge and Power Sales Agreement, the “Termination Payment” shall be calculated as the amount that would be payable by the relevant Loan Party under any such Secured Commodity Hedge and Power Sales Agreement if such Secured Commodity Hedge and Power Sales Agreement were terminated as the result of an event of default with respect to such Loan Party under such Secured Commodity Hedge and Power Sales Agreement on the Business Day immediately preceding the applicable date of determination or, if such Commodity Hedge and Power and Sale Agreement was previously terminated, the Termination Payment which remains unpaid as of the applicable date of determination.

“Pledge Agreement”: as defined in the recitals to this Agreement.

“Pledged Collateral”: as the context may require, (a) any Collateral, to the extent that possession or control thereof is necessary to perfect a Lien thereon under the UCC, including any deposit account or securities account (as such terms are defined in the UCC), (b) any rights to receive payments under any insurance policy that constitute Collateral and with respect to which a secured party is required to be named as an additional insured or a loss payee in order to perfect a Lien thereon and/or (c) any other Collateral with respect to which a secured party must be listed on a certificate of title in order to perfect a Lien thereon.

“Post-Petition Interest”: any interest or entitlement to fees or expenses or other charges that accrues after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable in any such Insolvency or Liquidation Proceeding.

“Pre-Closing Secured Commodity Hedge and Power Sales Agreement”: means the Cit Pre-Closing Commodity Hedge Agreement, the J. Aron Pre-Closing Commodity Hedge Agreement, the Lehman Pre-Closing Commodity Hedge Agreement and the MS Pre-Closing Commodity Hedge Agreement.

“Recovery”: as defined in Section 6.2.

“Refinance”: in respect of any Indebtedness, (a) such Indebtedness (in whole or in part) as extended, renewed, defeased, refinanced, replaced, refunded or repaid and (b) any other Indebtedness issued in exchange or replacement for or to refinance such Indebtedness, in whole or in part, whether with the same or different lenders, arrangers and/or agents and whether with a larger or smaller aggregate principal amount and/or a longer or shorter maturity, in each case to the extent permitted (if addressed therein, or, otherwise, not prohibited) under the terms of the Credit Agreement and under the terms of the other applicable Financing Documents. “Refinanced” and “Refinancing” shall have correlative meanings.

“Reimbursement Obligations”: with respect to any Letter of Credit then outstanding, at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of such Letter of Credit and (b) the aggregate amount of drawings under such Letter of Credit that have not then been reimbursed pursuant to the Credit Agreement.

“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the directors, officers, employees, agents, trustees and advisors of such Person and any Person that possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

“Remedy Event”: has the meaning set forth in Section 4.2.

“Replacement Credit Agreement”: as defined in Section 5.3.

“Required Alternative Commodity Hedge Counterparties”: at any time, Secured Commodity Hedge Counterparties owed or holding more than 50% of the sum of the Eligible Hedge Voting Amounts (disregarding clause (i) of the definition thereof) under all Secured Commodity Hedge and Power Sales Agreement outstanding at such time.

“Required Commodity Hedge Counterparties”: at any time, Secured Commodity Hedge Counterparties owed or holding more than 50% of the sum of the Eligible Hedge Voting Amounts under all Secured Commodity Hedge and Power Sales Agreement outstanding at such time.

“Required Secured Parties”: at any time, Secured Parties owed or holding more than 50% of the sum of (without duplication):

(a) the Outstanding Amount under the Credit Agreement at such time; and

(b) in the case of each Secured Commodity Hedge and Power Sales Agreement, the Eligible Hedge Voting Amount thereunder at such time.

For purposes of this definition, Secured Obligations registered in the name of, or beneficially owned by, the Borrower or any Affiliate of the Borrower (other than investors in the Borrower’s Affiliates that are investment funds, provided that such investors are not themselves Affiliates of the Borrower or any other Loan Party) will be deemed not to be outstanding and neither the Borrower nor any Affiliate of the Borrower (other than investors in the Borrower’s Affiliates that are investment funds, provided that such investors are not themselves Affiliates of the Borrower or any other Loan Party) will be entitled to vote to direct the Collateral Agent or relevant Secured Debt Representative.

“Responsible Officer”: as to any Person, any individual holding the position of chairman of the board (if an officer), president, chief executive officer or one of its vice presidents and such Person’s treasurer or chief financial officer.

“Restricted Subsidiary”: any Subsidiary of the Borrower other than an Unrestricted Subsidiary.

“Secured Cash Management Agreement”: any agreement relating to Cash Management Services that is entered into by and between the Borrower or any Restricted Subsidiary and any Cash Management Bank.

“Secured Commodity Hedge Counterparty”: any Commodity Hedge Counterparty (other than any Loan Party) that is a party to a Secured Commodity Hedge and Power Sales Agreement.

“Secured Commodity Hedge and Power Sales Agreement”: (i) each Initial Secured Commodity Hedge and Power Sales Agreement and (ii) any Permitted Commodity Hedge and Power Sales Agreement entered into by the Borrower or any Subsidiary Guarantor with a Secured Commodity Hedge Counterparty after the date hereof which requires that the obligations of the Borrower or the Subsidiary Guarantor party thereto be secured by the First Lien, to the extent such Permitted Commodity Hedge and Power Sales Agreement is permitted (if addressed therein, or, otherwise, not prohibited) to be entered into by the Borrower or such Subsidiary Guarantor and secured by the First Lien under the Credit Agreement and the other applicable Financing Documents at the time it is entered into; provided that the Secured Commodity Hedge Counterparty party thereto shall either be a party hereto or shall have executed and delivered to the Collateral Agent an Accession Agreement in accordance with Section 5.6 pursuant to which such Secured Commodity Hedge Counterparty has become a party to this Agreement and has agreed to be bound by the obligations of a Secured Party under the terms hereof.

“Secured Debt Representative”: (a) with respect to the Lenders Parties, the Administrative Agent and (b) with respect to any Secured Commodity Hedge and Power Sales Agreement, the Secured Commodity Hedge Counterparty party thereto.

“Secured Hedging Agreement” shall mean any Hedging Agreement that is entered into by and between the Borrower or any Restricted Subsidiary and any Hedge Bank.

“Secured Obligations”: collectively, (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Posting Advance or Letter of Credit or under any Secured Cash Management Agreement, Secured Commodity Hedge and Power Sales Agreement or Secured Hedging Agreement, in each case, entered into with US Holdings, the Borrower or any other Restricted Subsidiary of the Borrower, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Secured Obligations of the Loan Parties under the Loan Documents include the obligation (including guarantee obligations) to pay principal, interest, charges, expenses, fees, attorney costs, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) all obligations of every nature outstanding under any Additional Obligations, whether fixed or contingent, matured or unmatured, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding. “Secured Obligations” shall include, without limitation, interest accruing at the then applicable rate provided in the applicable Financing Document after the maturity of the relevant Secured Obligations and any Post-Petition Interest.

“Secured Parties”: shall have the meaning ascribed to it in the Credit Agreement as in effect on the Closing Date (without reference to any subsequent amendment, restatement, modification or Refinance); provided that, in the case of any Secured Commodity Hedge Counterparty or holder of Additional Obligations that is not a party hereto as of the date hereof, such Secured Commodity Hedge Counterparty or holder of Additional Obligations, as applicable, shall have executed and delivered to the Collateral Agent an Accession Agreement in accordance with Section 5.6 pursuant to which it has become a party to this Agreement and has agreed to be bound by the obligations of a Secured Party under the terms hereof.

“Security Agreement”: as defined in the recitals to this Agreement.

“Specified Collateral Permitted Commodity Hedge and Power Sales Agreement”: any Secured Commodity Hedge and Power Sales Agreement that by its terms provides that it is to be secured by specific properties of the Loan Parties constituting Collateral but is not required to be secured by all of the Collateral (excluding for this purpose and for the avoidance of doubt, any Collateral that is solely for the benefit of certain Secured Parties pursuant to Section 5.5(b)). As of the date hereof, none of the Initial Secured Commodity Hedge and Power Sales Agreements is a Specified Collateral Permitted Commodity Hedge and Power Sales Agreement.

“Specified Hedge Collateral”: with respect to any Specified Collateral Permitted Commodity Hedge and Power Sales Agreement, those properties of the Loan Parties constituting the portion (but not all) of the Collateral required under the terms of such Specified Collateral Permitted Commodity Hedge and Power Sales Agreement to be pledged in favor of the Secured Commodity Hedge Counterparty party thereto.

“Supplemental Collateral Agent”: as defined in Section 7.2(b).

“Termination Payment”: any amount payable to or by US Holdings, the Borrower or any of the Subsidiary Guarantors in connection with a termination (whether as a result of the occurrence of an event of default or other termination event) of any Secured Commodity Hedge and Power Sales Agreement or any Secured Hedging Agreement, including any “Settlement Amount” or “Termination Payment”, together with any Interest Expense due and payable by any of the Loan Parties in connection with such amounts; provided that for the avoidance of doubt, “Termination Payments” shall not include any Ordinary Course Settlement Payments due under any such Secured Commodity Hedge and Power Sales Agreement or Secured Hedging Agreement that have been paid prior to such date of determination.

“UCC”: the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

“US Holdings”: as defined in the preamble hereto.

1.2 Credit Agreement Definitions. The following terms shall have the meanings assigned to them in the Credit Agreement as it is in effect on the Closing Date (without reference to any subsequent amendment, restatement, modification or Refinance): Applicable Posting Facility Amount, Business Day, Cash Collateral Account, Cash Collateralize, Cash Management Agreement, Cash Management Bank, Cash Management Services, Closing Date, Collateral, Commitments, Default, Deposit L/C Collateral, Deposit L/C Obligations, Deposit Letter of Credit, Deposit Letter of Credit Issuer, Disposition, Existing Oncor Notes, GAAP, Governmental Authority, Guarantee Obligations, Hedge Bank, Hedging Agreements, Indebtedness, Loan, Oncor Credit Facility, Oncor Subsidiaries, Permitted Liens, Person, Posting Advance, Required Deposit L/C Loan Lenders, Replacement Facility, Required Lenders, Revolving Letter of Credit, Security Documents, Subsidiary, Subsidiary Guarantor, Swingline Lender, Unpaid Drawings, and Unrestricted Subsidiary.

1.3 Other Definitional Provisions. With reference to this Agreement, unless otherwise specified herein:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein”, “hereto”, “hereof” and “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular provision thereof.

(c) The term “including” is by way of example and not limitation.

(d) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(e) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.

(f) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Security Document.

1.4 Certifications, Etc. All certifications, notices, declarations, representations, warrants and statements made by any officer, director or employee or a Loan Party pursuant to or in connection with this Agreement or any other Security Document shall be made in such person’s capacity as officer, director or employee on behalf of the Loan Party and not in such Person’s individual capacity.

SECTION 2. Lien Priorities.

2.1 Pari Passu. As among the Secured Parties, all Liens on the Collateral shall rank pari passu, no Secured Party shall be entitled to any preferences or priority over any other Secured Party with respect to the Collateral (except as otherwise provided in Section 4.1) and the Secured Parties shall share in the Collateral and all Proceeds thereof in accordance with the terms of this Agreement.

2.2 Prohibition on Contesting Liens. Each Secured Party agrees that it will not (and hereby waives any right to) object to or contest or support any other Person in objecting to or contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (a) the priority, validity, extent, perfection or enforceability of a Lien held by the Collateral Agent on behalf of any of the Secured Parties in the Collateral in accordance with the terms of this Agreement or (b) any or all of the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of Collateral Agent or any other Secured Party to enforce this Agreement.

2.3 No New Liens. The parties hereto agree that neither US Holdings, the Borrower nor any Subsidiary Guarantor shall grant or permit any additional Liens on any property or assets to secure any Secured Obligation unless it has granted or concurrently grants a Lien on such property or assets to secure all Secured Obligations on a pari passu basis.

2.4 Acknowledgement of Releases. Each of the Secured Commodity Hedge Counterparties party to an Initial Secured Commodity Hedge and Power Sales Agreement hereby acknowledges the termination and release of all Liens on the Big Brown Collateral granted pursuant to the Pre-Closing Secured Commodity Hedge and Power Sales Agreements, and any related intercreditor agreements, if any, entered into in connection therewith.

SECTION	3. Enforcement.

3.1 Enforcement of Liens. (a) The Required Secured Parties will have, subject to the terms of this Agreement, the right to authorize and direct the Collateral Agent with respect to the Security Documents and the Collateral, including, without limitation, the exclusive right to authorize or direct the Collateral Agent to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral. Such exercise and enforcement shall include the rights of Collateral Agent to sell or otherwise dispose of Collateral upon foreclosure, to incur reasonable expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and the Security Documents and of a secured creditor under the Bankruptcy Code and other applicable law; provided that unless and until the Collateral Agent shall have received such direction, the Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, in order to preserve or protect its Liens on and the value of the Collateral as it shall deem advisable in the best interests of the Secured Parties.

(b) Until the date of Discharge of Secured Obligations, except to the extent otherwise directed or consented to by the Required Secured Parties, none of the Collateral Agent, any Secured Debt Representative or any other Secured Party will:

(i) request judicial relief, in any Insolvency or Liquidation Proceeding or in any other court, that would hinder, delay, limit or prohibit the lawful exercise or enforcement of any right or remedy otherwise available to the Secured Parties in respect of the Liens granted to the Collateral Agent, for the benefit of the Secured Parties;

(ii) oppose or otherwise contest any motion for relief from the automatic stay or for foreclosure or enforcement of Liens granted to the Collateral Agent, for the benefit of the Secured Parties, made by the Collateral Agent, acting at the direction of, or as consented to by, the Required Secured Parties, in any Insolvency or Liquidation Proceeding;

(iii) oppose or otherwise contest any lawful exercise by the Collateral Agent, acting at the direction of, or as consented to by, the Required Secured Parties, of the right to credit bid the Secured Obligations at any sale in foreclosure of the Liens granted to the Collateral Agent, for the benefit of the Secured Parties; or

(iv) oppose or otherwise contest any other request for judicial relief made in any court by the Collateral Agent, acting at the direction of, or as consented to by, the Required Secured Parties, relating to the lawful enforcement of any First Lien;

provided, however, that the Collateral Agent may take such actions as it deems desirable to create, prove, preserve or protect the Liens upon any Collateral. Notwithstanding the foregoing, both before and during an Insolvency and Liquidation Proceeding, any Secured Party and any Secured Debt Representative may take any actions and exercise any and all rights that they would have as an unsecured creditor, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against any Loan Party in accordance with applicable law and the termination of any Financing Document in accordance with the terms thereof; provided that the Secured Parties and the Secured Debt Representatives may not

take any of the actions prohibited by clauses (i) through (iv) above or oppose or contest any other claim that it has agreed not to oppose or contest under Section 6; and provided, further, that, in the event that any Secured Party becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Secured Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes as the other Liens securing the Secured Obligations are subject to this Agreement.

(c) In exercising rights and remedies with respect to the Collateral after the occurrence and during the continuance of any Event of Default, the Secured Debt Representatives may, at the direction of the Required Secured Parties, instruct the Collateral Agent to enforce (or to refrain from enforcing) the provisions of the Security Documents in respect of the Secured Obligations and exercise (or refrain from exercising) remedies thereunder or any such rights and remedies, all in such order and in such manner as the Collateral Agent may determine, unless otherwise directed by the Required Secured Parties, including:

(i) the exercise or forbearance from exercise of all rights and remedies in respect of the Collateral;

(ii) the enforcement or forbearance from enforcement of any Lien in respect of the Collateral;

(iii) the exercise or forbearance from exercise of rights and powers of a holder of Capital Stock or any other form of securities included in the Collateral to the extent provided in the Security Documents;

(iv) the acceptance of the Collateral in full or partial satisfaction of the Secured Obligations; and

(v) the exercise or forbearance from exercise in respect of the Collateral of all rights and remedies of a secured lender under the UCC or any similar law of any applicable jurisdiction or in equity.

(d) Without in any way limiting the generality of clause (c) above (but subject to the rights of the Borrower and the other Loan Parties under the Financing Documents and the provisions of Section 5.2(a)), the Collateral Agent, the Administrative Agent, each Secured Commodity Hedge Counterparty and each other Secured Party and any of them may, at any time and from time to time in accordance with the Financing Documents and/or applicable law, without the consent of or notice to any other Secured Party (to the extent no such consent or notice is otherwise required hereunder), without incurring responsibility to any other Secured Party and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any other Secured Party is affected, impaired or extinguished thereby), do one or more of the following:

(i) change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Secured Obligations or any Lien on any Collateral or guaranty thereof or any liability of the Borrower or any other Loan Party, or any liability incurred directly or indirectly in respect thereof (including any increase in (pursuant to any incremental facilities under the Credit Agreement or otherwise) or extension of the Secured Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Collateral Agent or any of the Secured Parties, the Secured Obligations or any of the Financing Documents, including pursuant to Section 5.3;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Collateral or any liability of the Borrower or any other Loan Party to the Secured Parties or the Collateral, or any liability incurred directly or indirectly in respect thereof, to the extent, in all such cases, that such Person has the right to take and is not prohibited from taking such actions under any or all of the Financing Documents;

(iii) settle or compromise any Secured Obligation or any other liability of the Borrower or any other Loan Party or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Secured Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Borrower or any security or any other Loan Party or any other Person, elect any remedy and otherwise deal freely with the Borrower, any other Loan Party or any Collateral and any security and any guarantor or any liability of the borrower or any other Loan Party to the Secured Parties or any liability incurred directly or indirectly in respect thereof.

(e) Following notice of any Event of Default received pursuant to Section 5.4, any Secured Debt Representative may request in writing that the Collateral Agent pursue any lawful action in respect of the Collateral in accordance with the terms of the Security Documents. Upon any such written request, the Collateral Agent shall seek the consent of the Required Secured Parties to pursue such action (it being understood that the Collateral Agent shall not be required to advise the Required Secured Parties to pursue any such action). Following receipt of any notice that a Event of Default has occurred, the Collateral Agent may await direction from the Required Secured Parties and will act, or decline to act, as directed by the Required Secured Parties, in the exercise and enforcement of the Collateral Agent’s interests, rights, powers and remedies in respect of the Collateral or under the Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by the Required Secured Parties. Subsequent to the Collateral Agent receiving written notice that any Event of Default has occurred entitling the Collateral Agent to foreclose upon, collect or otherwise enforce the First Liens then, unless it has been directed to the contrary by the Required Secured Parties, the Collateral Agent in any event may (but will not be obligated to) take all lawful and commercially reasonable actions permitted under the Security Documents that it may deem necessary or advisable in its reasonable judgment to protect or preserve its interest in the Collateral and the interests, rights, powers and remedies granted or available to the Collateral Agent under, pursuant to or in connection with the Security Documents.

Notwithstanding anything to the contrary contained herein, nothing contained herein shall be construed to impair the rights of any of the Collateral Agent or the Deposit Letter of Credit Issuer to exercise their rights and remedies in respect of Deposit L/C Collateral, and each of the parties hereto acknowledges and agrees that the Lien and rights of any of the Collateral Agent or the Deposit Letter of Credit Issuer, to and under Deposit L/C Collateral shall be solely for the benefit of the specific beneficiaries thereof. With respect to the Deposit L/C Loan Collateral, references in this Agreement to Required Secured Parties shall be deemed references to the Required Deposit L/C Loan Lenders until proceeds from the Deposit L/C Loan Collateral have been applied pursuant to Section 4.1(b) to satisfaction of all priorities except “last”.

SECTION 4. Payments.

4.1 Application of Proceeds. Regardless of any Insolvency or Liquidation Proceeding which has been commenced by or against the Borrower or any other Loan Party, Collateral or any proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies under the Security Documents by the Collateral Agent shall be applied in the following order (it being agreed that the Collateral Agent shall apply such amounts in the following order as promptly as is reasonably practicable after the receipt thereof; provided that such amounts shall not be so applied until such time as the amount of the Secured Obligations has been determined in accordance with the terms hereof and under the terms of the relevant Financing Document, including and subject to Sections 4.3 and 4.4 below)

(a) with respect to all Collateral other than Deposit L/C Collateral:

first, on a pro rata basis, to the payment of all amounts due to the Collateral Agent, the Administrative Agent, and the Issuing Lenders (in such capacities) (other than amounts constituting Interest Expenses) under any of the Financing Documents, excluding in the case of the Issuing Lenders, amounts payable in connection with any unreimbursed amount under any Letter of Credit;

second, on a pro rata basis to any Secured Party which has theretofore advanced or paid any fees to any Agent or Issuing Lender, other than any amounts covered by priority first, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been previously reimbursed;

third, on a pro rata basis, to the payment of, without duplication, (a) all principal and other amounts then due and payable in respect of the Secured Obligations (including Cash Collateralization of all outstanding Revolving Letters of Credit as required under the Credit Agreement) and (b) the payment of Permitted Secured Hedge Amounts then due and payable to any Secured Commodity Hedge Counterparty under any Secured Commodity Hedge and Power Sales Agreement; and

last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full in cash, to the Loan Parties or as otherwise required by applicable law.

(b) with respect to Deposit L/C Collateral:

first, on a pro rata basis, to the payment of all amounts due to the Deposit Letter of Credit Issuer under any of the Financing Documents, excluding amounts payable in connection with any unreimbursed amount under any Letter of Credit;

second, on a pro rata basis, to the payment of all amounts due to the Deposit Letter of Credit Issuer in an amount equal to 100% of the Unpaid Drawings under any Deposit Letter of Credit;

third, on a pro rata basis, to any Secured Party which has theretofore advanced or paid any fees to the Deposit Letter of Credit Issuer, other than any amounts covered by priority second, an amount equal to the amount thereof so advanced or paid by such Secured Party and for which such Secured Party has not been previously reimbursed;

fourth, on a pro rata basis, to the payment of all other Deposit L/C Obligations; and last, the balance, if any, after all of the Deposit L/C Obligations have been indefeasibly paid in full in cash, as set forth above in Section 4.1(a).

4.2 Limitations on Payment Post Default. After (a) the commencement of any Insolvency or Liquidation Proceeding in respect of any Loan Party or (b) (i) any of the Secured Obligations outstanding under any of the Financing Documents has become due and payable in full (whether at maturity, upon acceleration or otherwise) or any Secured Obligations outstanding under any of the Financing Documents has not been paid when due and (ii) the Required Secured Parties have instructed the Collateral Agent to enforce, collect or realize on any Collateral or exercise any other right or remedy with respect to the Collateral (in the case of either clause (a) or clause (b), a “Remedy Event”), no payment of cash (or the equivalent of cash) shall be made from the proceeds of Collateral by any Loan Party to the Collateral Agent for the benefit of any Secured Party, except as provided for in Section 4.1.

4.3 Secured Obligation Balances. (a) Upon the written request of the Collateral Agent, each Secured Debt Representative shall promptly (and, in any event, within five Business Days) give the Collateral Agent written notice of the aggregate amount of the Secured Obligations then outstanding and owed by the Borrower or any other Loan Party to the Secured Parties represented by such Secured Debt Representative under the applicable Financing Documents and any other information that the Collateral Agent may reasonably request.

(b) Without limiting the foregoing, upon receipt of any of the monies referred to in Section 4.1 above, the Collateral Agent shall promptly provide notice to each Secured Debt Representative of the receipt of such monies. Within 10 Business Days of the receipt of such notice, each Secured Debt Representative shall give the Collateral Agent written certification by an authorized officer or representative thereof of the aggregate amount of the Secured Obligations then outstanding owed by the Borrower or any other Loan Party to the Secured Parties represented by such Secured Debt Representative under the applicable Financing Documents to be certified to as presently due and owing and, as applicable, after giving effect to the application of any Other Credit Support in respect of such Secured Obligations as contemplated by Section 4.4 (and, promptly upon receipt thereof, the Collateral Agent shall provide a copy of each such certification to each other Secured Debt Representative). Unless otherwise directed by a court of competent jurisdiction or each Secured Debt Representative, the Collateral Agent shall use the information provided for in such notices as the basis for applying such monies in accordance with Section 4.1 above. Notwithstanding anything herein to the contrary, (i) the proceeds of any Collateral shall not be applied to the Secured Obligations until each Secured Commodity Hedge Counterparty shall have applied any Other Credit Support to the Secured Obligations owing to such Secured Commodity Hedge Counterparty, as contemplated by Section 4.4, and (ii) the proceeds of any Collateral (other than Deposit L/C Collateral) shall not be applied to the Deposit L/C Obligations until the full amount of the Deposit L/C Collateral shall have been applied to the outstanding Deposit L/C Obligations.

(c) In calculating the amount of Secured Obligations owed to any Secured Commodity Hedge Counterparty, Hedge Bank or Cash Management Bank, the applicable Permitted Secured Hedge Amount and/or Termination Payment owed under any Secured Commodity Hedge and Power Sales Agreement, Secured Hedging Agreement or Secured Cash Management Agreement shall be determined by the relevant Secured Commodity Hedge Counterparty, Hedge Bank or Cash Management Bank in accordance with the terms of the relevant Secured Commodity Hedge and Power Sales Agreement, Secured Hedging Agreement or Secured Cash Management Agreement, as applicable. In the event that such Secured Commodity Hedge and Power Sales Agreement includes a confirmed transaction that constitutes a Specified Collateral Permitted Commodity Hedge and Power Sales Agreement, the relevant Secured Commodity Hedge Counterparty shall determine the amount of the Termination Payment that is either then due and payable or would be due and payable under such Specified Collateral Permitted Commodity Hedge and Power Sales Agreement and shall only setoff and net all Termination Payments that are entitled to the relevant Specified Hedge Collateral, and such Termination Payments shall be distinct from any other Termination Payment owed to the relevant Secured Commodity Hedge Counterparty under any Secured Commodity Hedge and Power Sales Agreement that does not constitute a Specified Collateral Permitted Commodity Hedge and Power Sales Agreement or a Specified Collateral Permitted Commodity Hedge and Power Sales Agreement that is secured by different Specified Hedge Collateral.

4.4 Application of Other Credit Support. If following the occurrence of an Early Termination Event under any Secured Commodity Hedge and Power Sales Agreement any Loan Party shall fail to pay any of the Secured Obligations owing under such Secured Commodity Hedge and Power Sales Agreement as and when required thereunder, then each applicable Secured Commodity Hedge Counterparty agrees that it shall, to the extent permitted under such Secured Commodity Hedge and Power Sales Agreement and the terms of the applicable Other Credit Support, but subject to the occurrence of any Other Credit Support Exception, promptly (i) make a demand for payment under any Other Credit Support consisting of a Letter of Credit or other letter of credit, cash collateral or a guarantee issued in favor of such Secured Commodity Hedge Counterparty to support the Secured Obligations of the Loan Parties under such Secured Commodity Hedge and Power Sales Agreement and (ii) apply the proceeds received under any Other Credit Support consisting of a Letter of Credit or other letters of credit, cash collateral or guarantee and any cash consisting of Other Credit Support pledged in favor of such Secured Commodity Hedge Counterparty to reduce the outstanding amount of such Secured Obligations or enforcement action in connection therewith.

4.5 Limitations on Obligations under Secured Commodity Hedge and Power Sales Agreements With Respect to Specified Hedge Collateral. Notwithstanding anything herein to the contrary in connection with any exercise of remedies, each Secured Commodity Hedge Counterparty that is party to any Specified Collateral Permitted Commodity Hedge and Power Sales Agreement shall only be entitled to amounts in respect of its Secured Obligations arising thereunder to the extent that proceeds from Collateral being applied pursuant to Section 4.1 constitute the proceeds of Specified Hedge Collateral in respect of such Specified Collateral Permitted Commodity Hedge and Power Sales Agreement.

SECTION 5. Other Agreements.

5.1 Releases. (a) Upon the request of any Loan Party in connection with any Disposition of Collateral or any other transaction involving a proposed release of Collateral or any guarantee (other than in connection with the exercise of any Collateral Agent’s rights and remedies in respect of the Collateral provided for herein) by any Loan Party, in each case to the extent permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents (including pursuant to Section 10.4 of the Credit Agreement) and in accordance with the requirements (if any) of the relevant Security Documents, the Collateral Agent will, at the Borrower’s request and sole cost and expense, execute and deliver to such Loan Party such releases and other documents (including UCC termination statements, reconveyances, customary pay off letters and return of Collateral) as such Loan Party may reasonably request to evidence and effectuate the concurrent release of (A) with respect to any Disposition, any Lien granted under any of the Security Documents in any Collateral being disposed of in connection with such Disposition, (B) with respect to any Disposition in respect of all of the Capital Stock in, or assets of, such Loan Party, such Loan Party from its Secured Obligations under the Financing Documents and/or such assets from the Lien granted under any of the Security Documents, or (C) with respect to any Subsidiary Guarantor that is designated as an Unrestricted Subsidiary or where it is otherwise expressly provided that such Subsidiary is no longer required to be a Guarantor under the Credit Agreement and the other applicable Financing Documents, such Subsidiary from its Secured Obligations under the Financing Documents and/or the assets of such Subsidiary from the Lien granted under any of the Security Documents.

(b) Upon the Discharge of Secured Obligations, all rights to the Collateral shall revert to the applicable Loan Party, and, upon the written request of the Borrower, the Collateral Agent will, at the Borrower’s expense, (x) promptly cause to be transferred and delivered, without any recourse, warranty or representation whatsoever, any Collateral and any proceeds received in respect thereof, (y) execute and deliver to the Borrower and the other Loan Parties such UCC termination statements and other documentation as the Borrower or any other Loan Party may reasonably request to effect the termination and release of the Liens on the Collateral and (z) execute and deliver to the Borrower and the other Loan Parties such other documentation as the Borrower or any other Loan Party may reasonably request to affect the termination of such Loan Party’s obligations under the Security Documents to which it is a party (other than any such obligation which is intended by its terms to survive the Discharge of Secured Obligations).

(c) Notwithstanding anything herein to the contrary, the Collateral Agent, on behalf of the Secured Parties, will have the exclusive right (but subject to the provisions of the Financing Documents) to make determinations regarding the release or disposition of any of the Collateral, without any consultation with, consent of, or notice to, with respect to any of the Collateral that does not constitute Specified Hedge Collateral under any applicable Specified Collateral Permitted Commodity Hedge and Power Sales Agreement, the Secured Commodity Hedge Counterparty party thereto.

(d) Each of the Secured Commodity Hedge Counterparties party to a Specified Collateral Permitted Commodity Hedge and Power Sales Agreement agrees that it shall promptly, upon the written request of the Borrower, at the Borrower’s expense, execute and deliver to the Borrower and other Loan Parties such documentation as the Borrower may request from time to time to release any Lien for their benefit in such capacity on any of the Collateral that does not constitute Specified Hedge Collateral under the terms of Specified Collateral Permitted Commodity Hedge and Power Sales Agreement to which it is a party.

(e) Subject to any requirements of the Financing Documents, including, without limitation, Section 13.1 of the Credit Agreement, without further written consent or authorization from any Secured Party, the Collateral Agent shall execute any documents or instruments necessary to release any Collateral or guarantee to the extent the relevant Secured Parties have consented to such release in accordance with the terms of the Financing Documents.

5.2 Amendments to Financing Documents. (a) Terms of the Secured Obligations and the Financing Documents may be amended, modified, supplemented or extended from time to time, and the aggregate amount of the Secured Obligations may be increased or Refinanced, in each event, without notice to or consent by any Secured Party that is not a party to such Financing Document and without affecting the provisions hereof, and the Lien priorities provided herein shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, increase or Refinancing of the Secured Obligations, or any portion thereof; provided, however, that (1) the holders of any such Indebtedness that has been Refinanced under the Loan Documents (or any agent or trustee therefor) execute and deliver an Accession Agreement to the Collateral Agent in accordance with Section 5.3, and (2) any amendments to any Secured Commodity Hedge and Power Sales Agreements shall be subject to Section 5.2(c).

(b) Notwithstanding anything herein to the contrary, during the continuance of any Event of Default, to the extent permitted by the applicable Financing Documents, any Secured Party shall be entitled in its reasonable discretion to make payments or advances to the Collateral Agent, any Loan Party or any third party for the purpose of protecting, preserving or defending the value of the Collateral.

(c) Notwithstanding anything to the contrary in the Financing Documents but subject to Sections 13.1 of the Credit Agreement and Section 5.2(e) below, if the Lenders whose consent is required under Section 13.1 of the Credit Agreement consent to any amendment, modification, termination or waiver of any provision of the Financing Documents (other than any Secured Commodity Hedge and Power Sales Agreement), or consent to any departure by any Loan Party therefrom, then such amendment, modification, termination, waiver or consent shall apply automatically to the comparable (if any) provision in any other Financing Document (other than any Secured Commodity Hedge and Power Sales Agreement) without the consent of any other Secured Party; provided that that (A) with respect to any Secured Commodity Hedge and Power Sales Agreement, any such amendment, modification, termination or waiver shall apply automatically to any Commodity Hedge Covenant under such Secured Commodity Hedge and Power Sales Agreement (except to the extent that such Secured Commodity Hedge and Power Sales Agreement specifically provides otherwise), and (B) no amendment, modification, termination or waiver shall be made to any provision of any Letter of Credit issued as Other Credit Support in favor of any Secured Commodity Hedge Counterparty without the prior written consent of such Secured Commodity Hedge Counterparty.

(d) Notwithstanding anything to the contrary in this Agreement, and subject to Section 5.2(e) below, in addition the consent of the Borrower, US Holdings and the Subsidiary Guarantors required by Section 9.3(a), the consent of the Required Secured Parties shall be required for all amendments, modifications, waivers or terminations of this Agreement, other than as permitted pursuant to Section 9.3(b) and (c) hereof.

(e) Notwithstanding anything to the contrary in this Agreement or in any of the Security Documents, in any case where the Secured Commodity Hedge Counterparties would be materially and adversely affected thereby, without the written consent of the Required Commodity Hedge Counterparties and the Required Alternative Commodity Hedge Counterparties (or, if less than all of the Secured Commodity Hedge Counterparties are so disadvantaged or otherwise discriminated against, the prior written consent of each such Secured Commodity Hedge Counterparty that would be materially and adversely affected thereby), no amendment, modification, termination or consent in respect of this Agreement or the Security Documents shall be effective if the effect thereof would (directly or indirectly, including through definitional terms used in any of the following): (A) amend the definition of “Commodity Hedge and Power Sales Secured Obligations”, “Early Termination Event”, “Eligible Hedge Voting Amount”, “Secured Commodity Hedge and Power Sales Agreement”, “Obligations”, “Secured Parties”, “Floor Amount” (as it applies to such Secured Commodity Hedge Counterparty), “Ordinary Course Settlement Payments”, “Other Credit Support”, “Other Credit Support Amount”, “Other Credit Support Exception”, “Permitted Secured Hedge Amount”, “Required Secured Parties”, “Required Commodity Hedge Counterparties”, “Required Alternative Commodity Hedge Counterparties”, “Secured Hedging Agreement” or “Termination Payment”; (B) change the order of application of proceeds of Collateral and other payments set forth in Section 4.1 or any other provision setting forth a priority of payment in respect of the Secured Obligations (to the extent such provisions relate to a Secured Commodity Hedge and Power Sales Agreement); or (C) in the case of any Secured Commodity Hedge and Power Sales Agreement, cause the Secured Obligations owed under any such Secured Commodity Hedge and Power Sales Agreement to cease to be secured on a First Lien, pari passu basis with all other Secured Obligations with respect to Collateral. Notwithstanding the foregoing or anything to the contrary contained herein, no amendment, modification, waiver, supplement, termination or consent shall be made or given with respect to this

Agreement or any Security Document which has the effect of disproportionately disadvantaging, or otherwise discriminating against, the Secured Commodity Hedge Counterparties without the prior written consent of the Required Commodity Hedge Counterparties and the Required Alternative Commodity Hedge Counterparties, or, if less than all of the Secured Commodity Hedge Counterparties are so disadvantaged or otherwise discriminated against, the prior written consent of each such Secured Commodity Hedge Counterparty that would be materially and adversely affected thereby.

5.3 Refinancings of Credit Agreement. (a) Subject to the limitations set forth in the applicable Financing Documents (if any), each Loan Party and each Secured Party acknowledges and agrees that the Credit Agreement may be Refinanced in accordance with this Section 5.3. At any time concurrently with or after the Discharge of Secured Obligations, the Borrower thereafter enters into a Refinancing of the Credit Agreement (a “Replacement Credit Agreement”) and any related Loan Documents (as defined in the Replacement Credit Agreement), then such Discharge of Secured Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (other than with respect to any actions taken as a result of the occurrence of such first Discharge of Secured Obligations) and, the Replacement Credit Agreement and related Loan Documents (as defined in the Replacement Credit Agreement) and the obligations under such Replacement Credit Agreement and related Loan Documents (as defined in the Replacement Credit Agreement) shall automatically be treated as “Secured Obligations”, “Loans”, “Posting Advances”, a “Credit Agreement”, and “Loan Documents”, as applicable, and the parties and agents thereto “Lenders”, “Lender Parties” and “Secured Parties”, as applicable, for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, and the new administrative agent or trustee thereunder, if any (the “New Administrative Agent”) shall automatically be treated as the “Administrative Agent” hereunder and the New Collateral Agent (as defined below) shall be appointed hereunder as the “Collateral Agent” for all purposes of this Agreement. Upon receipt of a notice (the “New Debt Notice”) stating that the Borrower has entered into a new Financing Document, which notice shall include the identify of the new collateral agent (such agent, the “New Collateral Agent”), the Secured Commodity Hedge Counterparties and all other Secured Parties party hereto at such time shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Collateral Agent shall reasonably request in order to provide to the New Collateral Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Collateral Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Collateral Agent to obtain control of such Pledged Collateral).

(b) Upon termination of the Credit Agreement, including in connection any amendment and restatement or Refinancing, the Liens securing the Secured Commodity Hedge Counterparties shall survive.

5.4 Notices; Certain Actions. So long as any Secured Obligations remain outstanding in respect of more than one class of Secured Parties, the following provisions shall apply:

(a) Each Secured Debt Representative hereby agrees to give, pursuant to the terms set forth in the Financing Documents, the Collateral Agent and each other Secured Debt Representative prompt written notice of the occurrence of (i) any Event of Default under such Person’s Financing Documents, as applicable, of which such Person has written notice, and (ii) acceleration of the maturity of any Secured Obligations under any of the Financing Documents for which it acts as a Secured Debt Representative wherein such Secured Obligations have been declared to be or have automatically become due and payable prior to the scheduled maturity thereof or termination date thereunder (or similar remedial actions including demands for cash collateral, have been taken) and setting forth the aggregate amount of Secured Obligations that have been so accelerated under such Financing Documents, in each case, as soon as practicable after the occurrence thereof (and, in any event, within five Business Days after the occurrence thereof); provided, however, that the failure to provide such notice shall not limit or impair the rights of the Secured Parties, or the obligations of the Borrower or any other Loan Party, hereunder or under the other Financing Documents. No Agent shall be deemed to have knowledge or notice of the occurrence of an Event of Default under the Financing Documents to which it is a party until such Agent has received a written notice of such Event of Default from any other Agent, the Borrower, the other Loan Parties or any other Secured Party for whom such Agent is acting as agent or trustee.

(b) The Collateral Agent hereby agrees to give each Secured Debt Representative written notice of the occurrence of an Event of Default following receipt thereof of written notice to it and provide a copy of all other information provided to it by the Borrower or any other Loan Party under the Security Documents upon request.

(c) Each Loan Party hereby agrees that, at any time and from time to time, at its sole cost and expense, it shall promptly execute and deliver all further agreements, instruments, documents and certificates and take all further action that may be necessary in order to fully effect the purposes of this Agreement and the Security Documents (including, to the extent required by any Security Document, the delivery of possession of any Collateral represented by certificated securities that hereafter comes into existence or is acquired in the future to the Collateral Agent as pledgee for the benefit of the Secured Parties) and to enable the Collateral Agent to exercise and enforce their rights and remedies under the Security Documents with respect to the Collateral or any part thereof.

(d) Each of the Secured Commodity Hedge Counterparties agrees that if, at any time and from time to time, any or all of the Credit Agreement is Refinanced in whole or in part, and in connection with any such Refinancing it is necessary (as reasonably determined by the Borrower) for the parties to enter into one or more new agreement(s) setting forth the agreements of the parties with respect to certain intercreditor arrangements, guarantees or new collateral or security documents, it shall execute such agreements and documents as the Borrower may reasonably request in respect thereof to the extent that such agreements and documents are otherwise in accordance with the terms of the Secured Commodity Hedge and Power Sales Agreement to which it is a party (it being acknowledged and agreed that any intercreditor arrangements, guarantees or new collateral or security documents which contain materially the same provisions as the then existing comparable agreements and that do not have the effect of disproportionately disadvantaging, or otherwise discriminating against, such Secured Commodity Hedge Counterparty to any greater extent than in the existing comparable agreements, shall be deemed to be acceptable to such Secured Commodity Hedge Counterparty); provided, that, notwithstanding any provision in this clause to the contrary, no Secured Commodity Hedge Counterparty shall be obligated to execute any intercreditor, collateral, security, guarantee or other document unless any applicable Security Documents secure the Loan Parties’ obligations to such Secured Commodity Hedge Counterparty on a first lien pari passu basis with the other Secured Obligations as contemplated by this Agreement as in effect on the date hereof.

5.5 Letters of Credit; Cash Collateral Accounts; Acknowledgment of Security Interest . (a) Subject to the terms of this Section 5.5(a), nothing contained in this Agreement shall be construed (i) to impair the rights of any Secured Commodity Hedge Counterparty to exercise its rights and remedies with respect to any cash collateral pledged for its sole benefit or as a beneficiary under and pursuant to any Other Credit Support issued or pledged in its favor in accordance with the terms of all of the Financing Documents, (ii) to impair the rights of any Commodity Hedging Counterparty to exercise any of its rights and remedies as an unsecured creditor under any or all Secured Hedging Agreements, subject to Section 3.1(b), or (iii) to impair the rights of any Secured Commodity Hedge Counterparty to exercise its rights to setoff and net amounts under and among any Secured Hedging Agreement to which it is a party in accordance with the terms thereof; provided that each Secured Commodity Hedge Counterparty agrees that it shall only exercise such rights of setoff and netting, in the case of any Secured Commodity Hedge Counterparty, among amounts owing by or to such Secured Commodity Hedge Counterparty under any Secured Hedging Agreements to which it is a party.

(b) Notwithstanding anything to the contrary, in the event any Cash Collateral Accounts are established in connection with cash collateralizing Letters of Credit as contemplated by the definition of Discharge of Secured Obligations or as otherwise contemplated by the Financing Documents, such collateral account shall only be for the benefit of the particular Secured Party or Secured Parties who issued or have participation interests in such Letters of Credit being cash collateralized.

(c) Each of the Secured Commodity Hedge Counterparties hereby acknowledges and consents to the applicable Loan Party’s collateral assignment (subject to Section 5.5(a)) for the benefit of the Secured Parties of such Loan Party’s rights, title and interest, in, to and under each of the Secured Commodity Hedge and Power Sales Agreements to which it is a party.

5.6 Additional Obligations. (a) Subject to the limitations set forth in the Financing Documents, each Loan Party and each Secured Party acknowledges and agrees that the Collateral may secure additional obligations of the Borrower and the other Loan Parties in respect of (i) the Refinancing of the Credit Agreement, which shall be subject to Section 5.3, (ii) additional Secured Commodity Hedge and Power Sales Agreements, and (iii) Additional Obligations, in each case subject to compliance with this Section 5.6. Upon (x) execution and delivery to the Collateral Agent of an Accession Agreement by the Persons to whom the obligations referred to in the immediately precedent sentence are owed (or by the agent or trustee representing such Person), (y) compliance with the procedures set forth in clause (b) below, and (z) upon satisfaction of all requirements set forth in this Agreement and the Security Documents as to the confirmation, grant or perfection of the Collateral Agent’s Lien to secure such obligations, such Persons shall become “Secured Parties” hereunder, and the Loan Parties’ obligations to such Persons shall become “Secured Obligations” hereunder, and the agreements representing such obligations shall become “Financing Documents” hereunder. Each Loan Party and each Secured Party agrees that this Agreement and the applicable Security Documents may be amended by the Loan Parties and the Collateral Agent without the consent of any Secured Party to the extent necessary or desirable to (i) effectuate the intent of this Section 5.6, (ii) cause the Liens granted thereby to be in favor of such Persons (to the extent Liens in favor of such Persons are permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of all of the other applicable Financing Documents) and (iii) cause such Persons to be treated in the same manner as the other Secured Parties under this Agreement and the other Security Documents.

(b) With respect to any additional obligations referred to in Section 5.6(a) above to be secured hereunder after the date hereof, the Borrower will be permitted to designate as an additional holder of Secured Obligations hereunder each Person who is, or who becomes, the holder of Secured Obligations incurred by the Borrower or a Subsidiary Guarantor in accordance with and as permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents. The Borrower may effect such designation by delivering to the Collateral Agent, with copies to each Secured Debt Representative, each of the following:

(1) a certificate of a Responsible Officer of the Borrower stating that the Borrower or the relevant Subsidiary Guarantor intends, as applicable,

(A) to enter into an additional Secured Commodity Hedge and Power Sales Agreement, and that such additional obligations will be Secured Obligations and are permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents to be incurred by the relevant Loan Party and secured by a First Lien equally and ratably with all previously existing and future Security Obligations, or

(B) to incur Additional Obligations, which obligations will be Secured Obligations, and are permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents to be incurred by the relevant Loan Party and secured with a First Lien equally and ratably with all previously existing and future Secured Obligations; and

(2) a written notice specifying the name and address of the Secured Debt Representative for such additional obligations for purposes of this Agreement.

(c) Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Loan Party to incur additional Indebtedness or grant additional Liens unless in each case otherwise permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of all other applicable Finance Documents.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1 Finance and Sale Issues. If the Borrower or any other Loan Party shall be subject to any Insolvency or Liquidation Proceeding and the Collateral Agent (acting at the direction of the Required Lenders) shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code), on which the Collateral Agent or any other creditor has a Lien (other than Deposit L/C Collateral) or to permit the Borrower or any other Loan Party to obtain financing, whether from the Secured Parties or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Administrative Agent (on behalf of itself and the Lender Parties), each Secured Commodity Hedge Counterparty, and each other Secured Party agrees that such Secured Party (a) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the use of such Cash Collateral or such DIP Financing so long as (i) each Secured Party retains the right to object to such use of Cash Collateral or to the granting of any priming liens over any Collateral if the terms thereof, including the terms of adequate protection (if any) granted to the Secured Parties in connection therewith, do not provide for materially equal treatment to all Secured Parties, (ii) the DIP Financing does not expressly require the liquidation of any Collateral prior to a default under the DIP Financing documentation and (iii) if any Cash Collateral order contemplates the liquidation of Collateral, such order provides that the Liens of the Secured Parties will attach to the proceeds of such liquidation equally and ratably, (b) will not request or accept adequate protection or any other relief in connection with the use of such Cash Collateral or such DIP Financing, and (c) agrees that notice received two calendar days prior to the entry of an order approving such usage of Cash Collateral or approving such DIP Financing shall be adequate notice.

6.2 Avoidance Issues. If any Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Borrower or any other Loan Party for any reason, including without limitation because it was found to be a fraudulent or preferential transfer, any amount paid in respect of the Secured Obligations (a “Recovery”), whether received as proceeds of security, enforcement of any right of set-off or otherwise, then such Secured Party shall be entitled to a reinstatement of Secured Obligations with respect to all such recovered amounts. In such event (a) the Discharge of Secured Obligations shall be deemed not to have occurred and (b) if this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. To the extent that such recovered amount had previously reduced the Eligible Hedge Voting Amount of any Secured Commodity Hedge Counterparty, then upon reinstatement pursuant to this Section 6.2, such amount shall be added back to such Secured Party’s Eligible Hedge Voting Amount.

6.3 Certain Bankruptcy Rights of Secured Commodity Hedge Counterparties. Notwithstanding anything to the contrary contained herein, but without prejudice to any requirement to distribute Collateral or the proceeds of Collateral among the parties in accordance with the terms hereof, nothing in this Agreement shall constitute a waiver of, or otherwise impair the exercise of, any rights which the Secured Commodity Hedge Counterparties may have under the following provisions of the Bankruptcy Code: Section 362(b)(6), (17) and (27), Section 546(e), (g) and (j), Section 556, Section 560 and/or Section 561.

SECTION 7. Collateral Agent.

7.1 Appointment. (a) Citibank is hereby appointed Collateral Agent hereunder and under the other Financing Documents and each of the Administrative Agent (for itself and on behalf of each Lender Party), each Secured Commodity Hedge Counterparty and each other Secured Party hereby authorizes Citibank to act as Collateral Agent in accordance with the terms hereof and the other Security Documents. The Collateral Agent hereby agrees to act in its capacity as such upon the express conditions contained herein and the other Security Documents, as applicable. In performing its functions and duties hereunder, the Collateral Agent shall act solely as an agent of the Secured Parties and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Loan Party or any of its Subsidiaries. Each of the Administrative Agent (for itself and on behalf of each Lender Party), each Secured Commodity Hedge Counterparty and each other Secured Party irrevocably authorizes the Collateral Agent to take such action on their behalf and to exercise such powers, rights and remedies hereunder and under the other Security Documents as are specifically delegated or granted to the Collateral Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Collateral Agent shall have only those duties and responsibilities that are expressly specified herein and the other Financing Documents. The Collateral Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees. The Collateral Agent shall not have, by reason hereof or any of the other Financing Documents, a fiduciary relationship in respect of any Secured Party, and nothing herein or in any of the other Financing Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Collateral Agent any obligations in respect hereof or any of the other Financing Documents except as expressly set forth herein or in the other Security Documents.

(b) Except as expressly set forth in this Section 7, the provisions of this Section 7 are solely for the benefit of the Collateral Agent and the Secured Parties, and no Loan Party shall have any rights as a third party beneficiary of any of the provisions hereof.

7.2 Delegation of Duties. (a) The Collateral Agent may execute any of its duties under this Agreement and the Financing Documents (including for purposes of holding or enforcing any Lien on the Collateral or any portion thereof granted under the Security Documents or of exercising any rights or remedies thereunder) by or through agents or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts of its choice concerning all matters pertaining to such duties. The Collateral Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact selected by it with reasonable care.

(b) The Collateral Agent may also from time to time, when the Collateral Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Supplemental Collateral Agent”) with respect to all or any part of the Collateral; provided, however, that no such Supplemental Collateral Agent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by such Collateral Agent. Should any instrument in writing from US Holdings, the Borrower or any other Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent to more fully or certainly vest in and confirm to such Supplemental Collateral Agent such rights, powers, privileges and duties, US Holdings or the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent. If any Supplemental Collateral Agent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall automatically vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent. No Agent shall be responsible for the negligence or misconduct of any agent, attorney-in-fact or Supplemental Collateral Agent that it selects in accordance with the foregoing provisions of this Section 7.2(b) in the absence of such Agent’s gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction).

(c) Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each Supplemental Collateral Agent. Every instrument appointing any Supplemental Collateral Agent shall refer to this Agreement and the conditions of this Section 7.2.

(d) Any Supplemental Collateral Agent may at any time appoint the Collateral Agent as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf or in its name.

7.3 Exculpatory Provisions. (a) The Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by any of them under or in connection with this Agreement or any other Financing Document (except for its or such Person’s own gross negligence or willful misconduct, as determined in the final non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein) or (b) responsible in any manner to any of the Secured Parties for any recitals, statements, representations or warranties made by any of US Holdings, the Borrower, any other Guarantor, any other Loan Party or any officer thereof contained in this Agreement or any other Financing Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Agreement or any other Financing Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Financing Document, or the perfection or priority of any Lien or security interest created or purported to be created under any of the Financing Documents, or for any failure of US Holdings, the Borrower, any other Guarantor or any other Loan Party to perform its obligations hereunder or thereunder. The Collateral Agent shall not be under any obligation to any Lender Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. The Collateral Agent shall not be under any obligation to the Administrative Agent, Secured Commodity Hedge Counterparty or any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Financing Document, or to inspect the properties, books or records of any Loan Party.

(b) The Collateral Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Security Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until the Collateral Agent shall have received a direction of the Required

Secured Parties and, upon receipt of such direction the Collateral Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion or authority, in accordance with such directions. Without prejudice to the generality of the foregoing; (i) the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for a Loan Party), accounts, experts and other professional advisors selected by it; (ii) no Secured Party shall have any right of action whatsoever against the Collateral Agent as a result of the Collateral Agent acting or (where so instructed) refraining from acting hereunder or any of the other Security Documents in accordance with a direction of the Required Secured Parties; and (iii) the Collateral Agent shall be fully protected in performing (and is hereby authorized by the Secured Parties to perform) the ministerial and administrative acts contemplated by or expressly provided in the Collateral Documents. Whenever in the administration of this Agreement the Collateral Agent shall deem it necessary or desirable that a factual or legal matter be proved or established in connection with the Collateral Agent taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer of the Borrower or, if appropriate, from a legal opinion from counsel to the Borrower.

(c) Beyond the exercise of reasonable care in the custody thereof and is otherwise specifically set forth herein, the Collateral Agent shall not have any duty as to any of the Collateral in its possession or control or in the possession or control of any agent or a bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at an time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(d) The Collateral Agent shall be fully justified in failing or refusing to take any action under this Agreement or under any other Security Document (i) if such action would, in the reasonable opinion of the Collateral Agent, be contrary to applicable law or the terms of this Agreement or (ii) if such action is not specifically provided for in this Agreement or under any other Collateral Document, it shall not have received a direction of the Required Secured Parties to take such action.

7.4 Notice of Event of Default. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Collateral Agent has received notice from a Secured Party or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Collateral Agent receives such a notice, it shall give notice thereof to the other Secured Parties.

7.5 Non-Reliance on Collateral Agent and Other Secured Parties. Each of the Administrative Agent (on behalf of itself and each Lender Party), each Secured Commodity Hedge Counterparty and each other Secured Party expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Collateral Agent hereinafter taken, including any review of the affairs of US Holdings, the Borrower, any other Guarantor or any other Loan Party, shall be deemed to constitute any representation or warranty by the Collateral Agent to such Person. Each of the

Administrative Agent (on behalf of itself and each Lender Party), each Secured Commodity Hedge Counterparty and each other Secured Party represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of US Holdings, the Borrower, each other Guarantor and each other Loan Party and made its own decision to make its extensions of credit under the Financing Documents and enter into this Agreement. Each of the Administrative Agent (on behalf of itself and each Lender Party), each Secured Commodity Hedge Counterparty and each other Secured Party also represents that it will, independently and without reliance upon the Collateral Agent or any other Secured Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Financing Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of US Holdings, the Borrower, each other Guarantor and each other Loan Party. The Collateral Agent shall have no duty or responsibility to provide any Secured Party with any credit or other information concerning the business, assets, operations, properties, financial condition, prospects or creditworthiness of US Holdings, the Borrower, any other Guarantor or any other Loan Party that may come into the possession of the Collateral Agent any of its respective officers, directors, employees, agents, attorneys-in-fact or Affiliates.

7.6 Collateral Agent in Individual Capacity. The Collateral Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with US Holdings, the Borrower, any other Guarantor, and any other Loan Party as though the Collateral Agent were not a Collateral Agent hereunder and under the other Financing Documents. With respect to the loans made by it, the Collateral Agent shall have the same rights and powers under the Credit Agreement and the other Financing Documents as any Secured Party and may exercise the same as though it were not a Collateral Agent, and the terms “Lender Party” and “Lender Parties” shall include the Collateral Agent in its individual capacity and under the Loan Documents.

7.7 Successor Collateral Agents. The Collateral Agent may at any time give notice of its resignation to the Secured Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Secured Parties shall have the right, subject to the consent of the Borrower (not to be unreasonably withheld or delayed) so long as no Default under Section 11.1 or 11.5 of the Credit Agreement is continuing, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may on behalf of the Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above; provided that if the Collateral Agent shall notify the Secured Parties and the Borrower that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (x) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security, until such time as a successor Collateral Agent is appointed and (y) all payments, communications and determinations provided to be made by, to or through such Collateral Agent shall instead be made by or to each Secured Party under any of the Loan Documents directly, until such time as the Required Secured Parties with (except after the occurrence and during the continuation of a Default or Event of Default) the consent of the Borrower (not to be unreasonably withheld) appoint a successor Collateral Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as the Collateral Agent hereunder, and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Secured Parties may request, in order to continue the perfection of the Liens granted or purported to be granted by the Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent, and the retiring Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Financing Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower (following the effectiveness of such appointment) to such Collateral Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Collateral Agent’s resignation hereunder and under the other Financing Documents, the provisions of this Section 7 shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as an Collateral Agent.

7.8 Security Documents. (a) Agents under Security Documents and Guarantee. Each of the Administrative Agent (on behalf of itself and each Lender Party), each Secured Commodity Hedge Counterparty and each other Secured Party hereby further authorizes the Collateral Agent, on behalf of and for the benefit of the Secured Parties, to be the agent for and representative of the Secured Parties with respect to the Collateral and the Security Documents. Subject to Section 5.1, without further written consent or authorization from any Secured Party, the Collateral Agent may execute any documents or instruments necessary to in connection with a sale or disposition of assets permitted the Credit Agreement and an other applicable Financing Document, (i) release any Lien encumbering any item of Collateral that is the subject of such sale or other disposition of assets, or with respect to which Required Secured Parties (or such other Secured Parties as may be required to give such consent) have otherwise consented or (ii) release any Guarantor from the Guarantee, or with respect to which Required Secured Parties (or such other Secured Parties as may be required to give such consent) have otherwise consented.

(b) Right to Realize on Collateral and Enforce Guarantee. Anything contained in any of the Financing Documents to the contrary notwithstanding, US Holdings, the Borrower, the Collateral Agent and each Secured Party hereby agree that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Guarantee, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Collateral Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the Security Documents and Guarantee may be exercised solely by the Collateral Agent, on behalf of the Secured Parties, and (ii) in the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the Collateral Agent or any Secured Party may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the Collateral Agent, as agent for and representative of the Secured Parties (but not any Secured Party or Secured Parties in its or their respective individual capacities unless Required Secured Parties shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any collateral payable by the Collateral Agent at such sale or other disposition.

7.9 Indemnification. Each Lender Party (through the Administrative Agent), each Secured Commodity Hedge Counterparty and each other Secured Party agrees to indemnify the Collateral Agent, in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), ratably according to their respective portions of the Secured Obligations in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur, be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of this Agreement, any of the other Financing Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Collateral Agent under or in connection with any of the foregoing; provided that no Secured Party shall be liable to the Collateral Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent’s gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction (SUBJECT TO THE PROVISO BELOW, WHETHER OR NOT CAUSED BY OR ARISING IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE ORDINARY NEGLIGENCE OF THE INDEMNIFIED PARTY); provided, further, that no action taken in accordance with the directions of the Required Secured Parties (or such other number or percentage of the Secured Parties as shall be required) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 7.9. In the case of any investigation, litigation or proceeding giving rise to any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time occur, this Section 7.9 applies whether any such investigation, litigation or proceeding is brought by any Secured Party or any other Person. Without limitation of the foregoing, each Secured Party shall reimburse the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorneys’ fees) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice rendered in respect of rights or responsibilities under, this Agreement, any other Financing Document, or any document contemplated by or referred to herein, to the extent that the Collateral Agent is not reimbursed for such expenses by or on behalf of the Borrower; provided that such reimbursement by the Secured Party shall not affect the Borrower’s continuing reimbursement obligations with respect thereto. If any indemnity furnished to the Collateral Agent for any purpose shall, in the opinion of the Collateral Agent, be insufficient or become impaired, the Collateral Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided in no event shall this sentence require any Secured Party to indemnify the Collateral Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement in excess of such Secured Party’s pro rata portion thereof; and provided further, this sentence shall not be deemed to require any Secured Party to indemnify the Collateral Agent against any liability, obligation, loss, damage, penalty, action, judgment, suit, cost, expense or disbursement resulting from the Collateral Agent’s gross negligence or willful misconduct (as determined by a final non-appealable judgment of a court of competent jurisdiction). The agreements in this Section 7.9 shall survive the termination of this Agreement.

SECTION 8. Reliance; Waivers; Etc.

8.1 Reliance. Other than any reliance on the terms of this Agreement, the Administrative Agent (on behalf of itself and each Lender Party) acknowledges that it has, independently and without reliance on any Secured Commodity Hedge Counterparty and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into such Financing Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Financing Document or this Agreement. Each Secured Commodity Hedge Counterparty acknowledges that it has independently and without reliance on the Administrative Agent or any other Secured Party, and based on documents and information deemed by it appropriate, made its own credit analysis and decision to enter into each of the Financing Documents and be bound by the terms of this Agreement and it will continue to make its own credit decision in taking or not taking any action under the Financing Documents.

8.2 No Warranties or Liability. (a) The Administrative Agent (on behalf of itself and each Lender Party) acknowledges and agrees that no Secured Commodity Hedge Counterparty has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of any Secured Commodity Hedge and Power Sales Agreement, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under the Financing Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

(b) Except as otherwise provided herein, each Secured Commodity Hedge Counterparty acknowledges and agrees that none of the Administrative Agent nor any Lender Party has made express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Except as otherwise expressly provided herein, the Secured Commodity Hedge Counterparty will be entitled to manage and supervise their respective transactions under their respective Secured Commodity Hedge and Power Sales Agreement in accordance with law and as they may otherwise, in their sole discretion, deem appropriate.

8.3 Obligations Unconditional. All rights, interests, agreements and obligations of each of the Collateral Agent, the Administrative Agent and the Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Financing Documents;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Secured Obligations or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Financing Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Secured Obligations or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Loan Party; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, US Holdings, the Borrower or any other Loan Party in respect of the Collateral Agent, the Secured Obligations, or any Secured Party.

SECTION 9. Miscellaneous.

9.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any other Financing Document, the provisions of this Agreement shall govern and control.

9.2 Effectiveness; Continuing Nature of this Agreement; Severability. (a) This Agreement shall become effective when executed and delivered by each of the parties hereto. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding.

(b) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Loan Party shall include such Loan Party as debtor and debtor-in-possession and any receiver or trustee for such Loan Party (as the case may be) in any Insolvency or Liquidation Proceeding.

(c) This Agreement shall terminate and be of no further force and effect on the date of Discharge of Secured Obligations, subject to the rights of the Collateral Agent, the Administrative Agent and the Secured Parties under Sections 5.3 and 6.2.

9.3 Amendments; Waivers. (a) Subject to Section 9.3(b), Section 9.3(c), Section 9.3(d) and Section 5.6, no amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless the same shall be in writing signed on behalf of each party required to consent thereto or their authorized agents and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver in any other respect or at any other time.

(b) Notwithstanding the other provisions of this Section 9.3 or any other provision of the Security Documents, the Borrower, US Holdings, the Subsidiary Guarantors and the Collateral Agent may (but shall have no obligation to) amend or supplement this Agreement or the Security Documents without the consent of any other Secured Party: (i) to cure any ambiguity, defect or inconsistency; (ii) to make any change that would provide any additional rights or benefits to the Secured Parties; (iii) to make, complete or confirm any grant of Collateral permitted or required by this Agreement or any of the Security Documents or any release of any Collateral or guarantee that is otherwise permitted under the terms of this Agreement and the Credit Agreement and permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the other applicable Financing Documents; (iv) to correct any typographical errors, drafting mistakes or other similar mistakes that do not modify the intended rights and obligations of the parties hereto; (v) to provide for additional obligations of the Loan Parties or Liens securing such obligations to the extent permitted (if addressed therein, or, otherwise, not prohibited) by the terms of the Credit Agreement and by the terms of the other applicable Financing Documents (including with respect to Liens on only a portion of the Collateral), including to reflect such obligations and Liens in the definitions in Section 1.1, the relative priority of Liens and payments and the provisions herein regarding voting, consents, amendments and waivers; (vi) to modify any provisions relating to the Deposit L/C Collateral to account for the incurrence of a Replacement Facility; and (vii) to provide for, evidence or effectuate other actions that are permitted by the Credit Agreement and not otherwise prohibited by this Agreement and the other applicable Financing Documents.

(c) Notwithstanding the other provisions of this Section 9.3 or any other provision of the Security Documents, the Borrower, US Holdings, the Subsidiary Guarantors and the Collateral Agent (at the direction of the Administrative Agent) may (but shall have no obligation to) amend or amend and restate this Agreement without the consent of any other Secured Party in order to provide for additional obligations of the Borrower or any Restricted Subsidiary and liens securing such obligations on all or any portion of the Collateral with a priority junior to that of the Secured Parties hereunder, so long as the incurrence of such obligations and liens is not prohibited by the terms of any Financing Document.

(d) Notwithstanding the other provisions of this Section 9.3 or any other provision of the Security Documents, but subject to the provisions of Section 5.2 hereof, this Agreement may be amended by a writing executed by the Borrower and the Collateral Agent (at the direction of the Required Secured Parties).

9.4 Voting. (a) Without limiting anything contained herein and other than ministerial and administrative acts contemplated by the Security Documents to which it is a party, until the Discharge of Secured Obligations, the Collateral Agent shall not take any other action (including the exercise of remedies, the amendment of Security Documents, the granting of waivers under such Security Documents), or grant its consent under any Security Documents, unless and to the extent directed to do so by the Required Secured Parties. If the Collateral Agent determines that direction is needed in the taking of any action, it may refrain from taking such action until such directions or instructions are received and shall have no liability to the Secured Parties for so refraining.

(b) In connection with any act or decision by the Required Secured Parties, or Required Lenders or Required Commodity Hedge Counterparties under this Agreement or any of the Security Documents, (i) the vote of each Lender Party shall be calculated based on the amount of the Outstanding Amount owed to such Lender Party, as applicable at the time the applicable matter is presented for a vote, and (ii) the vote of each Secured Commodity Hedge Counterparty shall be calculated based on the amount of the Eligible Hedge Voting Amount under the relevant Secured Commodity Hedge and Power Sales Agreement at the time the applicable matter is presented for a vote.

9.5 Information Concerning Financial Condition of the Borrower and its Subsidiaries. The Collateral Agent, the Administrative Agent and the other Secured Parties shall each be responsible for keeping themselves informed of (a) the financial condition of US Holdings, the Borrower and its Subsidiaries and all endorsers and/or guarantors of the Secured Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Secured Obligations. No Agent or Secured Party shall have any duty to advise any other Agent or Secured Party of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any Agent or Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other Agent or Secured Party, it or they shall be under no obligation:

(a) to make, and the Agents and the Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

9.6 Submission to Jurisdiction. Each party hereto irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address set forth on Annex I at such other address of which the Collateral Agent shall have been notified pursuant to Section 9.8;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction;

(e) waives, to the maximum extent not prohibited by Applicable Law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.6 any special, exemplary, punitive or consequential damages; and

(f) agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

9.7 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

9.8 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed to the parties hereto at the addresses set forth on Annex I hereto or, in the case of any Loan Party, at the Borrower’s address set forth in on Annex I hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Each party hereto may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

9.9 Further Assurances. The Collateral Agent, on behalf of the Secured Parties, and the Borrower, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms contemplated by this Agreement.

9.10 APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK.

9.11 Binding on Successors and Assigns. This Agreement shall be binding upon the Collateral Agent, the Secured Parties, and their respective successors and assigns.

9.12 Specific Performance. Each Secured Party may demand specific performance of this Agreement. Each party hereto hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any other Secured Party.

9.13 Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

9.14 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

9.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

9.16 No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the Secured Parties.

9.17 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended for the purpose of defining the relative rights of Secured Parties. None of the Borrower, any Guarantor or any other creditor thereof shall have any rights hereunder and neither the Borrower nor any Guarantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any Guarantor, which are absolute and unconditional, to pay the Secured Obligations as and when the same shall become due and payable in accordance with their terms.

9.18 Additional Guarantors. US Holdings, the Borrower and each Subsidiary Guarantor shall cause each direct or indirect Subsidiary of the Borrower that becomes a Subsidiary Guarantor at the election of the Borrower or is required by the terms of any Financing Document to become a Subsidiary Guarantor to become a party to this Agreement by causing such Subsidiary to execute and deliver to the parties hereto an Accession Agreement, whereupon such Subsidiary shall be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. US Holdings, the Borrower and each Subsidiary Guarantor shall promptly provide the Collateral Agent and each Secured Debt Representative with a copy of each Accession Agreement executed and delivered pursuant to this Section.

9.19 Permitted Secured Commodity Hedge and Power Sales Agreement. Each of the parties acknowledges that nothing in this Agreement limits the Borrower’s or any Subsidiary Guarantor’s rights under any Secured Commodity Hedge and Power Sales Agreement.

9.20 No Applicability to Instruments Not Secured by Collateral. If the Borrower or any Restricted Subsidiary secures its obligations under any General Commodity Hedge and Power Sales Agreement by granting a Lien on assets not constituting Collateral, then this Agreement shall not apply to such General Commodity Hedge and Power Sales Agreement and the rights and remedies of the counterparty thereto (including rights of foreclosure, setoff and netting) shall not in any way be limited by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

ENERGY FUTURE COMPETIVE HOLDINGS COMPANY, as US Holdings

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Authorized Signatory

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY, as Borrower

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Authorized Signatory

Signature Page to the Intercreditor Agreement

BIG BROWN 3 POWER COMPANY LLC

BIG BROWN LIGNITE COMPANY LLC

BIG BROWN POWER COMPANY LLC

COLLIN POWER COMPANY LLC

DECORDOVA POWER COMPANY LLC

GENERATION MT COMPANY LLC

GENERATION SVC COMPANY

LAKE CREEK 3 POWER COMPANY LLC

LUMINANT BIG BROWN MINING COMPANY LLC

LUMINANT ENERGY COMPANY LLC

LUMINANT ENERGY SERVICES COMPANY

LUMINANT GENERATION COMPANY LLC

LUMINANT HOLDING COMPANY LLC

LUMINANT MINERAL DEVELOPMENT COMPANY LLC

LUMINANT MINING COMPANY LLC

LUMINANT MINING SERVICES COMPANY

LUMINANT POWER SERVICES COMPANY

LUMINANT RENEWABLES COMPANY LLC

MARTIN LAKE 4 POWER COMPANY LLC

MONTICELLO 4 POWER COMPANY LLC

MORGAN CREEK 7 POWER COMPANY LLC

NCA RESOURCES DEVELOPMENT COMPANY LLC

OAG GROVE MANAGEMENT COMPANY LLC

OAK GROVE MINING COMPANY LLC

OAK GROVE POWER COMPANY LLC

SANDOW POWER COMPANY LLC

TRADINGHOUSE 3 & 4 POWER COMPANY LLC

TRADINGHOUSE POWER COMPANY LLC

TXU CHILLED WATER SOLUTIONS COMPANY

TXU ENERGY RETAIL COMPANY LLC

TXU ENERGY RETAIL MANAGEMENT COMPANY LLC

TXU ENERGY SOLUTIONS COMPANY LLC

TXU ENERGY TRADING (CALIFORNIA) COMPANY

TXU ET SERVICES COMPANY

TXU RETAIL SERVICES COMPANY

TXU SEM COMPANY

TXU SESCO COMPANY LLC

TXU SESCO ENERGY SERVICES COMPANY

VALLEY NG POWER COMPANY LLC

VALLEY POWER COMPANY LLC

WICHITA/VICTORY AVE., LLC

As Subsidiary Guarantors

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Authorized Signatory

Signature Page to the Intercreditor Agreement

TCEH FINANCE, INC. As Subsidiary Guarantor

By:	/s/ Anthony R. Horton
Name: Anthony R. Horton
Title: Authorized Signatory

Signature Page to the Intercreditor Agreement

CITIBANK, N.A., as Administrative Agent and Collateral Agent

By:	/s/ Aaron Dannenberg
Name: Aaron Dannenberg
Title: Vice-President

Signature Page to the Intercreditor Agreement

J. ARON & COMPANY, as Secured Commodity Hedge Counterparty

By:	/s/
Name:
Title:

Signature Page to the Intercreditor Agreement

CITIGROUP ENERGY INC., as Secured Commodity Hedge Counterparty

By:	/s/ Aaron Dannenberg
Name: Aaron Dannenberg
Title: Director

Signature Page to the Intercreditor Agreement

LEHMAN BROTHERS COMMODITY SERVICES INC., as Secured Commodity Hedge Counterparty

By:	/s/ Frank Napolitano
Name: Frank Napolitano
Title: Managing Director

Signature Page to the Intercreditor Agreement

MORGAN STANLEY CAPITAL GROUP, as Secured Commodity Hedge Counterparty

By:	/s/ Simon T.W. Greenshields
Name: Simon T.W. Greenshields
Title: Vice President

Signature Page to the Intercreditor Agreement

ANNEX I

ADDRESSES OF PARTIES

Texas Competitive Electric Holdings Company LLC

[address]

Energy Future Competitive Holding Company

[address]

Subsidiary Guarantors:

[address]

Citibank, N.A.

[address]

Lehman Brothers Commodity Services, Inc.

[address]

J. Aron & Company

[address]

Citigroup Energy Inc.

[address]

Morgan Stanley Capital Group

[address]

EXHIBIT A

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT (this “Agreement”), dated as of             , 20    , is entered into by             , a             , as an [Additional Secured Party][Additional Loan Party] (as defined below), and acknowledged by TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC, a Delaware limited liability company (the “Borrower”), and CITIBANK, N.A. (“Citibank”), in its capacity as Collateral Agent for the Secured Parties, under the Intercreditor Agreement (as defined below).

Reference is made to that certain Collateral Agency and Intercreditor Agreement (as amended, modified, restated or supplemented from time to time, the “Intercreditor Agreement”), dated as of October 10, 2007, by and among the Borrower, Energy Future Competitive Holding Company, a Texas Corporation (“US Holdings”), the Subsidiary Guarantors party thereto from time to time, the Collateral Agent, the Secured Commodity Hedge Counterparties, and certain other Persons party thereto from time to time. Capitalized terms used herein without definition shall have the meaning assigned to them in the Intercreditor Agreement.

OPTION #1:1

Pursuant to Section 5.6 of the Intercreditor Agreement, the Borrower may designate under the Intercreditor Agreement additional obligations as Secured Obligations on the terms and conditions set forth therein. The Intercreditor Agreement requires that any holder of additional obligations that are designated as Secured Obligations must become a party to the Intercreditor Agreement by executing and delivering this Accession Agreement.

The undersigned is entering into this Accession Agreement pursuant to Section 5.6 of the Intercreditor Agreement in order to become a Secured Party under the Intercreditor Agreement and the Security Documents, and to benefit from the Collateral under and in accordance with the terms of the Intercreditor Agreement and the Security Documents (an “Additional Secured Party”).

The undersigned is [acting as trustee/agent/Administrative Agent/Collateral Agent for] [[a] Lender(s)] [an additional Secured Party] [a Secured Commodity Hedge Counterparty] under the [describe Replacement Credit Agreement, other agreement(s) evidencing Refinanced Indebtedness, Additional Obligations, Secured Commodity Hedge and Power Sales Agreement, as applicable] (the “Additional Document”).

Pursuant to Section 5.6, attached hereto as Annex 1 is a copy of the certificate to be delivered by a Responsible Officer of the Borrower in accordance with Section 5.6(b)(1) of the Intercreditor Agreement.

[1]	Use Option #1 if party acceding to the Intercreditor Agreement is a Secured Party.

The Additional Secured Party hereby becomes a Secured Party as [Administrative Agent/Collateral Agent] [Secured Debt Representative] [a holder of Additional Obligations] [a Secured Commodity Hedge Counterparty].

The Additional Secured Party hereby agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

The Additional Secured Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Secured Party will be deemed to be a party to the Intercreditor Agreement, and, from and after the date hereof, shall have all of the obligations of [a Administrative Agent/Collateral Agent] [Secured Debt Representative] [an additional Secured Party] [a Secured Commodity Hedge Counterparty] thereunder as if it had executed the Intercreditor Agreement. The Additional Secured Party hereby ratifies, as of the date hereof, and accedes to and agrees to be bound by, all of the terms, provisions and conditions applicable to a Secured Party and [an Administrative Agent/Collateral Agent] [Secured Debt Representative] [a holder of Additional Obligations] [a Secured Commodity Hedge Counterparty] contained in the Intercreditor Agreement and the other Security Documents.

To the extent the Additional Secured Party is an agent or trustee for one or more Secured Parties, the Additional Secured Party acknowledges that it has the authority to bind such Secured Parties to the Intercreditor Agreement and such Secured Parties are hereby bound by the terms and conditions of the Intercreditor Agreement. The Additional Secured Party hereby agrees (on behalf of itself and any Secured Party claiming through it) to comply with the terms of the Intercreditor Agreement.

[As of the date hereof, Schedule I hereto sets forth the “Floor Amount” of the Additional Secured Party.]2

The address of the Additional Secured Party (and any Secured Debt Representative for such Additional Secured Party) for purposes of all notices and other communications is             ,             , Attention of              (Facsimile No.             , electronic mail address:             ).

The amount of credit to be extended to the Borrower or the applicable Subsidiary Guarantor under Additional Document will be $[            ].3

[In accordance with Sections 5.6 and 9.3(b(v) of the Intercreditor Agreement, the Intercreditor Agreement is hereby amended as follows: [            ].]4

OPTION #2:5

Pursuant to Section 9.18 of the Intercreditor Agreement, each direct or indirect Subsidiary of the Borrower that becomes a Subsidiary Guarantor at the election of the Borrower or is required to become a Subsidiary Guarantor (an “Additional Loan Party”) is required to become a party to the Intercreditor Agreement.

[2]	Include this provision as applicable with respect to any Secured Commodity Hedge and Power Sales Agreement.

[3]	Applicable to Additional Obligations only

[4]	Insert if necessary

[5]	Use Option #2 if party acceding to the Intercreditor Agreement is a Subsidiary Guarantor.

The Additional Loan Party has agreed to execute and deliver this Agreement in order to become a party to the Intercreditor Agreement and hereby becomes a Subsidiary Guarantor and a Loan Party thereunder.

The Additional Loan Party hereby agrees for the benefit of the Collateral Agent and the Secured Parties as follows:

1. The Additional Loan Party hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the Additional Loan Party will be deemed to be a party to the Intercreditor Agreement and, from and after the date hereof, shall have all of the obligations of a Subsidiary Guarantor and a Loan Party thereunder as if it had executed the Intercreditor Agreement. The Additional Loan Party hereby ratifies, as of the date hereof, and accedes to and agrees to be bound by, all of the terms, provisions and conditions applicable to, and assumes all obligations of, the Subsidiary Guarantors and the Loan Parties contained in the Intercreditor Agreement.

2. The address of the Additional Loan Party for purposes of all notices and other communications is             ,             , Attention of (Facsimile No.             , electronic mail address:             ).

[3][7]. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract.

[4][8]. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the [Additional Secured Party][Additional Loan Party] has caused this Accession Agreement to be duly executed by its authorized representative, and each of the Borrower and the Collateral Agent have caused the same to be accepted by its authorized representative, as of the day and year first above written.

[ADDITIONAL SECURED PARTY] [ADDITIONAL LOAN PARTY]

By:
Name:
Title:

Acknowledged:
TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:
Name:
Title:

Acknowledged and accepted:
CITIBANK, N.A., as Collateral Agent

By:
Name:
Title:

ANNEX 1

Borrower’s Certificate/New Debt Notice

SCHEDULE I

Floor Amount